Exhibit 10.10

TRAMMELL CROW COMPANY

COMMERCIAL LEASE AGREEMENT

WALSTIB, L.P., A DELAWARE LIMITED PARTNERSHIP

Landlord

AND

PHARMAFAB, INC.

Tenant

i

	8.1	Payment of Premiums	8
	8.2	Tenant’s Insurance	9
	8.3	Landlord’s Insurance	9
	8.4	Waiver of Subrogation	9
	8.5	Indemnity	9
	8.6	Exemption of Landlord from Liability	10
	8.7	Breach of Lease by Landlord	10

9.	DAMAGE OR DESTRUCTION		10
.	9.1	Termination Right	10
	9.2	Damage Caused by Tenant	10

10.	REAL PROPERTY TAXES		11
	10.1	Payment of Real Property Taxes	11
	10.2	Real Property Tax Definition	11
	10.3	Additional Improvements	11
	10.4	Joint Assessment	11
	10.5	Tenant’s Property Taxes	11

11.	UTILITIES		11

12.	ASSIGNMENT AND SUBLETTING		11
	12.1	Landlord’s Consent Required	12
	12.2	Rent Adjustment	12

13.	DEFAULT; REMEDIES		13
	13.1	Default	13
	13.2	Remedies	13
	13.3	Late Charges	13

14.	CONDEMNATION		13

15.	ESTOPPEL CERTIFICATE AND FINANCIAL STATEMENTS		14
	15.1	Estoppel Certificate	14
	15.2	Financial Statement	14

16.	ADDITIONAL COVENANTS AND PROVISIONS		14
	16.1	Severability	14
	16.2	Interest on Past-Due Obligations	14
	16.3	Time of Essence	14
	16.4	Landlord Liability	14
	16.5	No Prior or Other Agreements	14
	16.6	Notice Requirements	14
	16.7	Date of Notice	14
	16.8	Waivers	15
	16.9	Holdover	15
	16.10	Cumulative Remedies	15
	16.11	Binding Effect; Choice of Law	15
	16.12	Landlord	15
	16.13	Attorneys’ Fees and Other Costs	15
	16.14	Landlord’s Access: Showing Premises; Repairs	15

16.15	Signs	16
16.16	Termination: Merger	16
16.17	Quiet Possession	16
16.18	Subordination: Attornment; Non-Disturbance	16
16.19	Financing By Tenant	17
16.20	Rules and Regulations	17
16.21	Security Measures	17
16.22	Reservations	17
16.23	Conflict	17
16.24	Offer	17
16.25	Amendments	17
16.26	Multiple Parties	17
16.27	Authority	17

SIGNATURES		18
EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D

GLOSSARY

The following terms in the Lease are defined in the paragraphs opposite the terms.

TERM	DEFINED IN PARAGRAPH

Additional Rent	4.1
Applicable Requirements	6.3
Assign	12.1
Base Rent	1.4
Basic Provisions	1.1
Building	1.2
Building Operating Expenses	4.2(b)
Code	12.1
Commencement Date	1.3
Commencement Date Certified	3.3
Common Areas	2.2
Common Area Operating Expenses	4.2(b)
Condemnation	14
Default	13.1
Expiration Date	1.3
HVAC	4.2(a)
Hazardous Substance	6.2
Indemnity	8.5
Industrial Center	1.2
Landlord	1.1
Landlord Entities	6.2(c)
Lease	1.1
Lenders	6.4
Mortgage	16.18
Operating Expenses	4.2
Party/Parties	1.1
Permitted Use	1.8
Premises	1.2
Prevailing Party	16.13
Real Property Taxes	10.2
Rent	4.1
Reportable Use	6.2
Requesting Party	15
Responding Party	15
Rules and Regulations	2.4
Security Deposit	1.7
Taxes	10.2
Tenant	1.1
Tenant Acts	9.2
Tenant’s Share	1.5
Term	1.3
Use	6.1

WALSTIB, L.P.,

A DELAWARE LIMITED PARTNERSHIP

INDUSTRIAL MULTI-TENANT LEASE

1.                                       Basic Provisions (“Basic Provisions”).

1.1                               Parties: This Lease (“Lease”) dated June 29, 1999, is made by and between WALSTIB, L.P., a Delaware limited partnership (“Landlord”) and PHARMAFAB, INC., a Texas corporation (“Tenant”) (collectively the “Parties,” or individually a “Party”).

1.2                               Premises: A portion, outlined on Exhibit A attached hereto (“Premises”), of the building (“Building”) located at 360 Riverside Business Center (Building B) in the City of Grand Prairie, State of Texas. The Building is located in the industrial center commonly known as 360 Riverside Business Center (the “Industrial Center”). Tenant shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.3 below), but shall not have any rights to the roof, exterior Walls or utility raceways of the Building or to any other buildings in the Industrial Center. The Premises, the Building, the Common Areas, the land upon which they are located and all other buildings and improvements thereon are herein collectively referred to as the “Industrial Center.”

1.3                               Term: The period (“Term”) commencing on July 15, 1999, subject to the provisions of Section 3.2 below (“Commencement Date”), and ending July 31, 2006 (“Expiration Date”).

1.4                               Base Rent: Initially, the sum of $28,930.00 per month, subject to adjustment as set forth below (“Base Rent”). The first installment of Base Rent in the amount of $28,930.00 shall be payable on execution of this Lease. The Base Rent shall be as follows:

Months	Net PSF	Monthly
1-12	$7.89	$28,930.00
13-60	$8.70	$31,900.00
61-72	$9.58	$35,126.67
73-84	$9.98	$36,593.33

1.5                                   Tenant’s Share of Operating Expenses (“Tenant’s Share”):

(a)	Industrial Park	20.5%
(b)	Building	38.7%

1.6                               Tenant’s Estimated Monthly Rent Payment: Following is the estimated monthly Rent payment to Landlord pursuant to the provisions of this Lease. This estimate is made at the inception of the Lease and is subject to adjustment pursuant to the provisions of this Lease:

(a)	Base Rent (Paragraph 4.1)	$28,930.00
(b)	Operating Expenses (Paragraph 4.2; excluding Real Property Taxes and Landlord Insurance)	$1,283.33
(d)	Landlord Insurance (Paragraph 8.3)	$183.33
(e)	Real Property Taxes (Paragraph 10)	$3,300.00

	Estimated Monthly Payment	$33,696.66

1.7                               Security Deposit: $38,000.00 (“Security Deposit”).

1.8                               Permitted Use: Manufacturing, storage and distribution of pharmaceutical products (“Permitted Use”).

1.9                               Guarantor: Bruce K. Montgomery and Darlene Ryan.

1.10                        Addenda and Exhibits: Attached hereto are the following Addenda and Exhibits, all of which constitute a part of this Lease:

(a)                       Addenda:                    Remedies Addendum

Tenant Improvements Addendum

Option To Extend Addendum

Additional Security Deposit Addendum

(b)                      Exhibits:                           Exhibit A:                                            Diagram of Premises.

Exhibit B:                                            Commencement Date Certificate.

Exhibit C:                                            Signage Criteria

Exhibit D:                                            Subordination Agreement

1.11                        Address for Rent Payments: All amounts payable by Tenant to Landlord shall until further notice from Landlord be paid to WALSTIB, L.P., a Delaware limited partnership at the following address:

c/o Trammell Crow Dallas/Fort Worth

801 Avenue H East, Suite 101

Arlington, Texas 76011

2.                                      Premises, Parking and Common Areas.

2.1                               Letting. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon all of the terms, covenants and conditions set forth in this Lease. Any statement of square footage set forth in this Lease or that may have been used in calculating Base Rent and/or Operating Expenses is an approximation which Landlord and Tenant agree is reasonable and the Base Rent and Tenant’s Share based thereon is not subject to revision whether or not the actual square footage is more or less.

2.2                               Common Areas - Definition. “Common Areas” are all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Industrial Center and their respective employees, suppliers, shippers, tenants, contractors and invitees.

2.3                               Common Areas - Tenant’s Rights. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the Term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions and restrictions governing the use of the Industrial Center.

2.4                               Common Areas - Rules and Regulations. Landlord shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 16.19.

2.5                               Common Area Changes. Landlord shall have the right, in Landlord’s sole discretion, from time to time:

(a)                                 To make such changes to the Common Areas as Landlord, in the exercise of sound business judgment, may deem to be appropriate, including, without limitation, changes in the locations, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways; provided, however, that no such changes shall result in access to the Premises or the parking areas or loading areas adjacent to the Premises being denied to Tenant, and in any event Landlord shall use reasonable efforts to minimize the extent to which any such changes in the Common Areas will impede or interfere with access to the Premises, including the use of parking spaces and loading areas adjacent to the Premises and the use of driveways providing ingress and egress to and from the Premises.

(b)                                 To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c)                                  To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas;

(d)                                 To add additional buildings and improvements to the Common Areas;

(e)                                  To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and

(f)                                   To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

3.                                      Term.

3.1                               Term. The Commencement Date, Expiration Date and Term of this Lease are as specified in Paragraph 1.3.

3.2                               Delay in Possession. If for any reason Landlord cannot deliver possession of the Premises to Tenant by the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder. In such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant. The term of the Lease shall commence on the earlier of (a) the date upon which Tenant takes possession of the Premises, or (b) ten (10) days following notice to Tenant that the Leasehold Improvements (as defined in the Tenant Improvements Addendum) are substantially complete (as such term is defined in the Tenant Improvements Addendum) and Landlord is prepared to tender possession of the Premises to Tenant. If possession of the Premises is not delivered to Tenant within sixty (60) days after the receipt of a building permit in respect of the Premises from the City of Grand Prairie and such delay is not due to Tenant’s acts, failure to act or omissions, then Tenant shall be entitled, as its sole remedy, to receive one (1) day’s rental abatement (effective as of the Commencement Date) for each day of delay beyond such sixty (60) day period. If possession of the Premises is not delivered to Tenant within ninety (90) days after the receipt of a building permit in respect of the Premises from the City of Grand Prairie and such delay is not due to Tenant’s acts, failure to act or omissions, then Tenant shall be entitled, as its sole remedy, to receive two (2) days’ rental abatement (effective as of the Commencement Date) for each day of delay beyond such ninety (90) day period. If possession of the Premises is not delivered to Tenant within one hundred twenty (120) days after the receipt of a building permit in respect of the Premises from the City of Grand Prairie and such delay is not due to Tenant’s acts, failure to act or omissions, then Tenant may, as its sole remedy, cancel this Lease by notice in writing to Landlord within ten (10) days after the end of said one hundred twenty (120)

day period, and in such event the parties shall be discharged from all obligations hereunder. If such written notice from Tenant is not received by Landlord within said ten (10) day period, Tenant’s right to cancel this Lease shall terminate. If the Commencement Date is after August 1, 1999, and is not the first day in a calendar month, then the Term shall end, and the Expiration Date shall be, the last day of the eighty-four (84) month period that begins on the first day of the first full calendar month of the Term.

3.3                               Commencement Date Certificate. At the request of Landlord, Tenant shall execute and deliver to Landlord a completed certificate (“Commencement Date Certificate”) in the form attached hereto as Exhibit B.

4.                                      Rent.

4.1                               Base Rent. Tenant shall pay to Landlord Base Rent and other monetary obligations of Tenant to Landlord under the terms of this Lease (such other monetary obligations are herein referred to as “Additional Rent”) in lawful money of the United States, without offset or deduction, in advance on or before the first day of each month. Base Rent and Additional Rent for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant. Base Rent and Additional Rent are collectively referred to as “Rent”. All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be rent.

4.2                               Operating Expenses. Tenant shall pay to Landlord on the first day of each month during the term hereof, in addition to the Base Rent, Tenant’s Share of all Operating Expenses in accordance with the following provisions:

(a).                              “Operating Expenses” are all costs incurred by Landlord relating to the ownership and operation of the Industrial Center, Building and Premises including, but not limited to, the following:

(i)                                     The operation, repair, maintenance and replacement in neat, clean, good order and condition of the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs and tenant directories.

(ii)                                  Water, gas, electricity, telephone and other utilities servicing the Common Areas.

(iii)                               Trash disposal, janitorial services, snow removal, property management and security services.

(iv)                              Reasonable reserves set aside for maintenance, repair and replacement of the Common Areas and Building.

(v)                                 Real Property Taxes.

(vi)                              Premiums for the insurance policies maintained by Landlord under Paragraph 8 hereof.

(vii)                           Environmental monitoring and insurance programs.

(viii)                        Monthly amortization of capital improvements to the Common Areas and the Building, it being agreed that the monthly amortization of any given capital improvement shall be equal to the quotient obtained by dividing the cost of the capital improvement by Landlord’s estimate of the number of months of useful life of such improvement.

(ix)                              Maintenance of the Building including, but not limited to, painting, caulking and repair and replacement of Building components, including, but not limited to, roof, elevators, mechanical, systems, and fire detection and sprinkler systems.

(xi)                              If Tenant fails to maintain the Premises, any expense incurred by Landlord for such maintenance.

(b)                                 Tenant’s Share of Operating Expenses that are not specifically attributed to the Premises or Building (“Common Area Operating Expenses”) shall be that percentage shown in Paragraph 1.5(a). Tenant’s Share of Operating Expenses that are attributable to the Building (“Building Operating Expenses”) shall be that percentage shown in Paragraph 1.5(b). Landlord in its reasonable discretion shall determine which Operating Expenses are Common Area Operating Expenses, Building Operating Expenses or expenses to be entirely borne by Tenant.

(c)                                  The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose any obligation upon Landlord to either have said improvements or facilities or to provide those services.

(d)                                 Tenant shall pay monthly in advance on the same day as the Base Rent is due Tenant’s Share of estimated Operating Expenses in the amount set forth in Paragraph 1.6. Landlord shall deliver to Tenant within ninety (90) days after the expiration of each calendar year a reasonably detailed statement showing Tenant’s Share of the actual Operating Expenses incurred during the preceding year. If Tenant’s estimated payments under this Paragraph 4(d) during the preceding year exceed Tenant’s Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against Tenant’s Share of Operating Expenses next becoming due. If Tenant’s estimated payments under this Paragraph 4.2(d) during said preceding year were less than Tenant’s Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within ten (10) days after delivery by Landlord to tenant of said statement. At any time Landlord may adjust the amount of the estimated Tenant’s Share of Operating Expenses to reflect Landlord’s estimate of such expenses for the year.

(e)                                  Notwithstanding anything contained herein to the contrary, the Controllable Operating Expenses (as hereinafter defined) payable by Tenant for each calendar year after 2000 shall not be more than the sum of (i) the aggregate amount of Controllable Operating Expenses for the year 2000 and (ii) the product obtained by multiplying (A) .15, times (B) the number of complete calendar years that have elapsed between January 1 of the year 2000 and January 1 of the year for which such calculation is being made, times (C) the aggregate amount of Controllable Operating Expenses for the year 2000. For purposes of this Lease, the term “Controllable Operating Expenses” shall mean all items of Operating Expenses which are within the reasonable control of Landlord; thus, excluding Real Property Taxes, insurance, utilities, and other costs beyond the reasonable control of Landlord. The limit on the increases in Controllable Operating Expenses shall continue during any renewal or extended Term, using the year 2000 as the base year to calculate the applicable limit.

(f)                                   After giving Landlord thirty (30) days’ prior written notice thereof, Tenant may inspect or audit Landlord’s records relating to Operating Expenses for any periods of time within one year before the audit or inspection; however, no audit or inspection shall extend to periods of time before the Commencement Date. If Tenant fails to object to the calculation of Operating Expenses on an annual Operating Expense statement within thirty (30) days after the statement has been delivered to Tenant, then Tenant shall have waived its right to object to the calculation of Operating Expenses for the year in question and the calculation of Operating Expenses set forth on such statement shall be final. Tenant’s audit or inspection shall be conducted only during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection, including $100 per hour of Landlord’s or the building manager’s employee time devoted to such inspection or audit, to reimburse Landlord for its overhead costs allocable to the inspection or audit, unless the total Operating Expenses charged to Tenant for the time period in question is determined to be in error by more than five percent (5%) in the aggregate, in which case Landlord shall pay the audit cost. Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. If such inspection or audit reveals that an error was made in the Operating Expenses previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within thirty (30) days after notification thereof. Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants reasonably acceptable to Landlord which agrees with Landlord in writing to maintain the results of such audit or inspection confidential.

5.                                      Security Deposit. Tenant shall deposit with Landlord upon Tenant’s execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Tenant’s faithful performance of Tenants obligations under this Lease. If Tenant fails to pay Base Rent or Additional Rent or otherwise defaults under this Lease (as defined in Paragraph 13.1), Landlord may use the Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorney’s fees) which Landlord may suffer or incur by reason thereof. Tenant shall on demand pay Landlord the amount so used or applied so as to restore the Security Deposit to the amount set forth in Paragraph 1.7. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, at the expiration or earlier termination of the term hereof and after Tenant has vacated the Premises, return to Tenant that portion of the Security Deposit not used or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Tenant under this Lease.

6.                                      Use.

6.1                               Permitted Use. Tenant shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8. Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, or make any use of the Premises which is contrary to any law or ordinance, or which would invalidate any of Landlord’s insurance, or which would increase the premiums for any insurance carried by Landlord which is typically carried by landlords of properties comparable to the Industrial Center. Tenant shall not service, maintain or repair vehicles on the Premises, Building or Common Areas. Tenant shall not store foods, pallets, drums or any other materials outside the Premises.

6.2                               Hazardous Substances.

(a)                                 Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Landlord acknowledges and agrees that Tenant will be using the Premises for the manufacture, storing and distribution of pharmaceutical and related materials (some of which may contain Hazardous Substances) in the ordinary course of Tenant’s business (collectively, “Tenant’s Products”). Nothing contained in this Lease shall be construed to prohibit Tenant from bringing Tenant’s Products upon the Premises; provided, however, that Tenant must comply with all Applicable Requirements in respect of Tenant’s Products. With the exception of Tenant’s Products, Tenant shall not, without the prior written consent of Landlord, generate, possess, store, use, transport, or dispose of a Hazardous Substance (i) that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, or (ii) with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Furthermore, Tenant shall not install or use any above or below ground storage tank in the Industrial Center.

(b)                                 Duty to Inform Landlord. If Tenant knows that a Hazardous Substance is located in, under or about the Premises or the Building in violation of Applicable Requirements, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system) in violation of Applicable Requirements.

(c)                                  Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, Landlord’s affiliates, Lenders, and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of the foregoing (“Landlord Entities”) and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by any of Tenant’s employees, agents, contractors or invitees. Tenant’s obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved. Tenant’s obligations under this Paragraph 6.2(c) shall survive the expiration or earlier termination of this Lease.

6.3                               Tenant’s Compliance with Requirements. Tenant shall, at Tenant’s sole cost and expense, fully, diligently and in a timely manner, comply with all “Applicable Requirements,” which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord’s engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within five (5) days after receipt of Landlord’s written request, provide Landlord with copies of all documents and information evidencing Tenant’s compliance with any Applicable Requirements and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

6.4                               Inspection; Compliance with Law. In addition to Landlord’s environmental monitoring and insurance program, the cost of which is included in Operating Expenses, Landlord and the holders of any mortgages, deeds of trust or ground leases on the Premises (“Lenders”) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements. Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. Any inspection of the Premises conducted by Landlord or Lenders (other than in the event of an emergency) shall be done in compliance with any applicable requirements of the federal Food and Drug Administration (the “FDA”) or any requirements imposed by Tenant in order to comply with requirements of the FDA. The cost and expenses of any such inspections shall be paid by the party requesting same unless a violation of Applicable Requirements exists or is imminent or the inspection is requested or ordered by a governmental authority. In such case, Tenant shall upon request reimburse Landlord or Landlord’s Lender, as the case may be, for the costs and expenses of such inspections.

6.5                               Existing Environmental Conditions. Prior to the execution of this Lease, Landlord has delivered to Tenant an environmental report (the “Environmental Report”) in respect of the Building commissioned by Landlord. Landlord represents to Tenant that as of the date hereof Landlord has no actual knowledge of any environmental matters affecting the Property other than those disclosed in the Environmental Report.

7.                                      Maintenance, Repairs, Trade Fixtures and Alterations.

7.1                               Tenant’s Obligations. Subject to the provisions of Paragraph 7.2 (Landlord’s Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Tenant shall, at Tenant’s sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonable or readily accessible to Tenant and whether or not the need for such repairs occurs as a result of Tenant’s use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as heating, ventilating and air conditioning (“HVAC”), plumbing, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connectors if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Landlord pursuant to Paragraph 7.2 below. Heating, ventilation and air conditioning systems serving the Premises shall be operated at Tenant’s sole expense and shall be maintained, at Tenant’s sole expense, pursuant to maintenance service contracts entered into by Tenant; provided, however, that the scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. Tenant shall be responsible for removal of snow and ice from the sidewalks adjacent to the Premises. Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Landlord shall grant Tenant the benefit of any assignable warranty covering the equipment serving the Premises for which Tenant is responsible hereunder.

7.2                               Landlord’s Obligations. Subject to the provisions of Paragraph 6 (Use), Paragraph 7.1 (Tenant’s Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Landlord at its expense and not subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations and exterior walls of the Building and utility systems outside the Building. Landlord, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the Common Areas and the roof of the Building. Landlord’s obligation to keep the Common Areas in good order, condition and repair shall include, without limitation, the obligation to keep the driveways and parking areas included in the Common Areas adequately paved, to keep such parking areas adequately striped, and to provide adequate drainage to the Common Areas.

7.3                               Alterations. Tenant shall not make nor cause to be made any alterations or installations in, on, under or about the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s consent for alterations totaling less than $20,000 in any single instance or series of related alterations performed within a six (6) month period, provided that such alterations do not (a) involve penetration of the roof of the Building or any load-bearing walls or exterior glass panes in the Building, (b) affect any structural elements of the Building, (c) affect the configuration or location of any exterior or load-bearing interior walls of the Building, or (d) affect any mechanical systems in the Building (including, without limitation, the electrical and plumbing systems in the Building).

7.4                               Surrender/Restoration. Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair ordinary wear and tear excepted. Without limiting the generality of the above, Tenant shall remove all personal property, trade fixtures and floor bolts, patch all floors and cause all lights to be in good operating condition.

8.                                      Insurance; Indemnity.

8.1                               Payment of Premiums. The cost of the premiums for the insurance policies maintained by Landlord under this Paragraph 8 shall be a Common Area Operating Expense pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

8.2                               Tenant’s Insurance.

(a)                                 At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of the lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant’s operation and use of the leased premises.

(i)               Commercial General Liability with minimum limits of $1,000,000 per occurrence; $2,000,000 general aggregate for bodily injury, personal injury and property damage. If required by Landlord, liquor liability coverage will be included.

(ii)            Workers’ Compensation insurance with statutory limits and Employers Liability with a $1,000,000 per accident limit for bodily injury or disease.

(iii)         Automobile Liability covering all owned, non-owned and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

(iv)        Property insurance against all risks of loss to any tenant improvements or betterments and business personal property on a full replacement cost basis with no coinsurance penalty provision; and Business Interruption Insurance with a limit of liability representing loss of at least approximately six (6) months of income.

(b)                                 Tenant shall deliver to Landlord certificates of all insurance reflecting evidence of required coverages prior to initial occupancy; and annually thereafter.

(c)                                  All insurance required under this Paragraph 8.2: (i) shall be primary and non-contributory, (ii) shall provide for severability of interests, (iii) shall be issued by insurers licensed to do business in the state in which the Premises are located and rated A:VII or better by Best’s Key Rating Guide, (iv) shall be endorsed to include Landlord and such other persons or entities as Landlord may from time to time designate, as additional insureds (Commercial General Liability only), and (v) shall be endorsed to provide at least thirty (30)days prior notification of cancellation or material change in coverage to said additional insureds.

8.3                               Landlord’s Insurance. Landlord may, but shall not be obligated to, maintain all risk, including earthquake and flood, insurance covering the buildings within the Industrial Center, Commercial General Liability and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord. The amount and scope of coverage of Landlord’s insurance shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Landlord shall have the right to reduce or terminate any insurance or coverage. Premiums for any such insurance shall be a Common Area Operating Expense.

8.4                               Waiver of Subrogation. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to property insurance actually carried, or required to be carried hereunder, to the extent of the proceeds realized from such insurance coverage.

8.5                               Indemnity. Subject to Section 8.6, Tenant shall indemnify, defend, and hold harmless Landlord, its successors, assigns, agents, employees, contractors, partners, directors, officers and affiliates (collectively, the “Indemnified Parties) from and against all fines, suits, losses, costs, liabilities, claims, demands, actions and judgments of every kind or character (a) arising from Tenant’s failure to perform its covenants hereunder, (b) recovered from or asserted against any of the Indemnified Parties on account of any Loss (defined below) to the extent that any such Loss is caused by a Tenant Party or any other person entering upon the Premises under or with a Tenant Party’s express or implied invitation or permission, (c) arising from or out of the occupancy or use by a Tenant Party or arising from or out of any occurrence in the Premises, or (d) suffered by, recovered from or asserted against any of the Indemnified Parties by a Tenant Party, regardless of whether Landlord’s negligence caused such loss or damage. However, such indemnification of the Indemnified Parties by Tenant shall not be applicable if such loss, damage, or injury is caused by the gross negligence or willful misconduct of Landlord or any of its duly authorized agents or employees. The provisions of this Paragraph 8.5 shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

8.6                               Exemption of Landlord from Liability. Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss or loss of use of any property or inconvenience (a “Loss”) caused by casualty, theft, fire, third parties, or any other matter (including Losses arising through repair or alteration of any part of the Building, or failure to make repairs, or from any other cause), regardless of whether the negligence (other than gross negligence) of either party caused such Loss in whole or in part, Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy maintained by it that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against by the waiving party under the terms hereof, regardless of whether the negligence or fault of the other party caused such loss; however, Landlord’s waiver shall not apply to any deductible amounts maintained by Landlord under its insurance. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

8.7                               Breach of Lease by Landlord. Nothing contained in Section 8.5 or Section 8.6 above shall be construed to limit the remedies for breach of contract which Tenant may have for breach of this Lease by Landlord (it being agreed, however, that such remedies shall in all events be subject to other applicable provisions of this Lease, including, without limitation, Section 16.4 hereof).

9.                                      Damage or Destruction.

9.1                               Termination Right. Tenant shall give Landlord immediate written notice of any damage to the Premises. Thereafter, Landlord shall send Tenant written notice (the “Estimated Time Notice”) of the estimated period of time, as determined by Landlord’s architect, that repair of such damage will substantially interfere with the conduct of Tenant’s business at the Premises. Subject to the provisions of Paragraph 9.2, if the damage to the Premises is such that, in the opinion of Landlord’s architect as set forth in the Estimated Time Notice, there will be substantial interference with the conduct by Tenant of its business at the Premises for a period exceeding ninety (90) consecutive days, then Tenant may terminate this Lease by sending Landlord written notice thereof within ten (10) days after Tenant receives the Estimated Time Notice (time being of the essence), which termination shall be effective thirty (30) days after delivery of such notice of termination to Landlord. If the Estimated Time Notice states that repair of damage will not interfere with the conduct of Tenant’s business at the Premises for more than ninety (90) consecutive days, but such repair does in fact interfere with the conduct of Tenant’s business at the Premises for a period in excess of ninety (90) days (excluding delays caused by events of force majeure), then Tenant may terminate this Lease by sending Landlord written notice thereof within ten (10) days after the expiration of such ninety (90) day period (time being of the essence), which termination shall be effective thirty (30) days after delivery of such notice of termination to Landlord. No such termination shall excuse the performance by Tenant of those covenants which under the terms hereof survive termination. Rent shall be abated in proportion to the degree of interference during the period that there is such substantial interference with the conduct of Tenant’s business at the Premises. Abatement of rent and Tenant’s right of termination pursuant to this provision shall be Tenant’s only remedies for failure of Landlord to keep in good order, condition and repair the foundations and exterior walls of the Building, Building roof, utility systems outside the Building, the Common Areas and HVAC.

9.2                               Damage Caused by Tenant. Tenant’s termination rights under Paragraph 9.1 shall not apply if the damage to the Premises or Building is the result of any act or omission of Tenant or of any of Tenant’s agents, employees, customers, invitees or contractors (“Tenant Acts”). Any damage resulting from a Tenant Act shall be promptly repaired by Tenant. Landlord at its option may at Tenant’s expense repair any damage caused by Tenant Acts. Tenant shall continue to pay all rent and other sums due hereunder and shall be liable to Landlord for all damages that Landlord may sustain resulting from a Tenant Act.

10.                               Real Property Taxes.

10.1                        Payment of Real Property Taxes. Landlord shall pay the Real Property Taxes due and payable during the term of this Lease and, except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Operating Expenses in accordance with the provisions of Paragraph 4.2. The amount of Real Property Taxes included in Operating Expenses shall take into account fully any tax abatement in effect with respect to the Industrial Center, such that Tenant derives its proportionate share of the benefit of any such tax abatement.

10.2                        Real Property Tax Definition. As used herein, the term “Real Property Taxes” is any form of tax or assessment, general, special, ordinary or extraordinary, imposed or levied by any governmental authority or by any owners’ association upon the Industrial Center or any interest of Landlord in the Industrial Center. Real Property Taxes include (a) any tax or charge which replaces or is in addition to any of such above-described “Real Property Taxes,” (b) any charge or assessment imposed upon the Industrial Center by an owners’ association or similar entity, and (c) any fees, expenses or costs (including attorney’s fees, expert fees and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate. Real Property Taxes for tax years commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

10.3                        Additional Improvements. Operating Expenses shall not include Real Property Taxes attributable to improvements placed upon the Industrial Center by other tenants or by Landlord for the exclusive enjoyment of such other tenants. Notwithstanding Paragraph 10.1 hereof, Tenant shall, however, pay to Landlord at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed by reason of improvements placed upon the Premises by Tenant or at Tenant’s request.

10.4                        Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be based upon the assessed value of the Building and the land associated with the Building relative to the total assessed value of all of the land and improvements included within the tax parcel assessed (it being agreed that Tenant shall be responsible for payment of Tenant’s Share of taxes allocated to the Building, as set forth in Section 1.5(b) of the Basic Provisions). In the absence of manifest error, Landlord’s allocation of Real Property Taxes to the Building shall be binding upon Landlord and Tenant.

10.5                        Tenant’s Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant’s improvements, fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or stored within the Industrial Center.

11.                               Utilities. Tenant shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, HVAC, telephone, security, gas and cleaning of the Premises, together with any taxes thereon.

12.                               Assignment and Subletting.

12.1                        Landlord’s Consent Required.

(a)                                 Except as otherwise provided in Paragraph 12.1(c) below, Tenant shall not assign, transfer, mortgage or otherwise transfer or encumber (collectively, “assign”) or sublet all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Relevant criteria in determining reasonableness of consent include, but are not limited to, credit history of a proposed assignee or sublessee, references from prior landlords, any change or intensification of use of the Premises or the Common Areas and any limitations imposed by the Internal Revenue Code and the Regulations promulgated thereunder relating to Real Estate Investment Trusts. Any assignment or subletting shall not release Tenant from its obligations hereunder. Tenant shall not (i) sublet or assign or enter into other arrangements such that the amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet the Premises or assign this Lease to any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code (the “Code”); or (iii) sublet the Premises or assign this Lease in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 12.1 shall apply to any further subleasing by any subtenant.

(b)                                 A change in the control of Tenant shall constitute an assignment requiring Landlord’s consent. The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting or management control of Tenant shall constitute a change in control for this purpose.

(c)                                  Notwithstanding the provisions of Paragraph 12.1(a), Landlord agrees that during the twelve (12) month period after the Commencement Date, Tenant may assign this Lease, without obtaining the consent of Landlord, to a limited partnership (to be named PFab LP) in which the partners (general and limited) are entities owned or controlled by PharmaFab, Inc., Bruce K. Montgomery or Darlene Ryan (or a combination thereof). However, Tenant shall promptly notify Landlord of such assignment. No such assignment shall relieve Tenant of its obligations under this Lease or relieve Bruce K. Montgomery or Darlene Ryan of their obligations as guarantors of the obligations of Tenant under this Lease. Upon the request of Landlord, Tenant shall (i) cause the assignee to execute an instrument reasonably satisfactory to Landlord evidencing the assumption by such assignee of all of Tenant’s obligations under this Lease, and (ii) cause each guarantor of this Lease to execute a ratification of his or her guaranty.

12.2                        Rent Adjustment. If, as of the effective date of any permitted assignment or subletting the then remaining term of this Lease is less than three (3) years, Landlord may terminate this Lease as of the date of assignment or subletting subject to the performance by Tenant of those covenants which under the terms hereof survive termination.

13.                               Default; Remedies.

13.1                        Default. The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):

(a)                                 The abandonment of the Premises by Tenant;

(b)                                 Failure to pay any installment of Base Rent, Additional Rent or any other monies due and payable hereunder for a period of three (3) days after Landlord has delivered to Tenant written notice thereof; provided, however, that a Default shall immediately occur hereunder, without Landlord first having to give Tenant written notice, if Tenant is more than three (3) days delinquent in paying any Base Rent, Additional Rent or any other monies due under this Lease and Landlord has given Tenant written notice under this Paragraph 13.1(b) on more than one (1) occasion during the Term.

(c)                                  A general assignment by Tenant or any guarantor for the benefit of creditors;

(d)                                 The filing of a voluntary petition in bankruptcy by Tenant or any guarantor, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant’s creditors or guarantors;

(e)                                  Receivership, attachment, of other judicial seizure of the Premises or all or substantially all of Tenant’s assets on the Premises;

(f)                                   Failure of Tenant to maintain insurance as required by Paragraph 8.2;

(g)                                  Any breach by Tenant of its covenants under Paragraph 6.2;

(h)                                 Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in other Paragraphs of this Paragraph 13.1 which shall be governed by such other Paragraphs), which failure continues for 10 days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such ten (10) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion; and

(i)                                     The default of any guarantors of Tenant’s obligations hereunder under any guaranty of this Lease, or the attempted repudiation or revocation of any such guaranty.

13.2                        Remedies. In the event of any Default by Tenant, Landlord shall have the remedies set forth in the Addendum attached hereto entitled “Landlord’s Remedies in Event of Tenant Default”.

13.3                        Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of rent or other sum due from Tenant shall not be received by Landlord or Landlord’s designee within 10 days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

14.                               Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five (25%) of the portion of the Common Areas designated for Tenant’s parking, is taken by condemnation, Tenant may, at Tenant’s option, to be exercised in writing within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant for Tenant’s relocation expenses and/or loss of Tenants trade fixtures. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of its net severance damages in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Tenant shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.                               Estoppel Certificate and Financial Statements.

15.1                        Estoppel Certificate. Each party (herein referred to as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party, to the extent it can truthfully do so, an estoppel certificate in the form attached hereto, plus such additional information, confirmation a/or statements as be reasonably requested by the Requesting Party.

15.2                        Financial Statement. If Landlord desires to finance, refinance, or sell the Building, Industrial Center or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

16.                               Additional Covenants and Provisions.

16.1                        Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof.

16.2                        Interest on Past-Due Obligations. Any monetary payment due Landlord hereunder not received by Landlord within 10 days following the date on which it was due shall bear interest from the date due at twelve percent (12%) per annum, but not exceeding the maximum rate allowed by law in addition to the late charge provided for in Paragraph 13.3.

16.3                        Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

16.4                        Landlord Liability. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Industrial Center. Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease. In no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

16.5                        No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and supersedes all oral, written prior or contemporaneous agreements or understandings.

16.6                        Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in the Paragraph 16.6. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant’s taking possessing of the Premises, the Premises shall constitute Tenant’s address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

16.7                        Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via hand or overnight delivery or certified mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

16.8                        Waivers. No waiver by Landlord or Tenant of a default by the other party shall be deemed a waiver of any subsequent default by such defaulting party or a waiver of any other term, covenant or condition hereof.

16.9                        Holdover. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. If Tenant holds over with the consent of Landlord: (a) the Base Rent payable shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (b) Tenant’s right to possession shall terminate on thirty (30) days notice from Landlord and (c) all other terms and conditions of this Lease shall continue to apply. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys’ fees incurred or suffered by Landlord by reason of Tenant’s failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

16.10                 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

16.11                 Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

16.12                 Landlord. The covenants and obligations contained in this Lease on the part of Landlord are binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Industrial Center. In the event of any transfer or transfers of such title to the Industrial Center, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

16.13                 Attorneys’ Fees and Other Costs. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys’ fees. The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought. Landlord shall be entitled to attorneys’ fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach. Tenant shall reimburse Landlord on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

16.14                 Landlord’s Access; Showing Premises; Repairs. Landlord and Landlord’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Landlord may reasonably deem necessary. Any inspection of the Premises conducted by Landlord or Landlord’s agents (other than in the event of an emergency)

shall be done in compliance with any applicable requirements of the FDA or any requirements imposed by Tenant in order to comply with requirements of the FDA. Landlord may at any time place on or about the Premises or Building any ordinary “For Sale” signs and Landlord may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Premises any ordinary “For Lease” signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant.

16.15                 Signs. Tenant shall not place any signs at or upon the exterior of the Premises or the Building, except that Tenant may, with Landlord’s prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Tenant’s own business so long as such signs are in a location designated by Landlord and comply with sign ordinances and the sign age criteria established for the Industrial Center by Landlord. The sign age criteria of Landlord is attached hereto as Exhibit C.

16.16                 Termination: Merger. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord’s failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord’s election to have such event constitute the termination of such interest.

16.17                 Quiet Possession. Upon payment by Tenant of the Base Rent and Additional Rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

16.18                 Subordination; Attornment; Non-Disturbance.

(a)                      Subordination. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, “Mortgage”) now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that any person holding any Mortgage shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease. In the event of Landlord’s default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously in writing been furnished Tenant, notice of a default by Landlord. Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of such default and a reasonable time (not less than sixty (60) days) shall thereafter have elapsed without the default having been cured. If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage. The provisions of a Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease.

(b)                      Attornment. Subject to the non-disturbance provisions of subparagraph C of this Paragraph 16.18, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be liable for security deposits or be bound by prepayment of more than one month’s rent.

(c)                       Non-Disturbance. With respect to Mortgage entered into by Landlord after the execution of this Lease, Tenant’s subordination of this Lease shall be subject to receiving assurance (a “non-disturbance agreement”) from the Mortgage holder not disturbing Tenant’s possession of the Premises so long as this Lease is in full force and effect and Tenant is not in default under this Lease.

(d)                       Self-Executing. The agreements contained in this Paragraph 16.18 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein. Landlord is hereby irrevocably vested with full power to subordinate this Lease to a Mortgage.

16.19                 Financing by Tenant. Landlord acknowledges and agrees that Tenant may grant a security interest in the personalty, furniture, trade fixtures and inventory owned by Tenant in the Premises to an institutional lender. Upon the grant of such security interest, Landlord shall, upon the request of Tenant, execute and deliver to Tenant a subordination agreement in the form of Exhibit D attached hereto.

16.20                 Rules and Regulations. Tenant agrees that it will abide by, and to cause its employees, suppliers, shippers, customers, tenants, contractors and invitees to abide by all reasonable rules and regulations (“Rules and Regulations”) which Landlord may make from time to time for the management, safety, care, and cleanliness of the Common Areas, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees. Landlord shall not be responsible to Tenant for the non-compliance with said Rules and Regulations by other tenants of the Industrial Center; provided, however, that Landlord agrees to use reasonable efforts to attempt to enforce the Rules and Regulations on a uniform basis.

16.21                 Security Measures. Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures. Landlord has no obligations to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

16.22                 Reservations. Landlord reserves the right to grant such easements that Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not reasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easements or maps.

16.23                 Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

16.24                 Offer. Preparation of this Lease by either Landlord or Tenant or Landlord’s agent or Tenant’s agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

16.25                 Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

16.26                 Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant.

16.27                 Authority. Each person signing on behalf of Landlord or Tenant warrants and represents that she or is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant.

[Signatures appear on following page]

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Landlord:		Tenant:

WALSTIB, L.P.,		PharmaFab, Inc.
a Delaware limited partnership

By:	WALSTIB Venture, L.L.C.,	By:	/s/ Bruce Montgomery
	a Delaware limited liability company	Its:	President
	Its sole general partner	Telephone:	817 590 2841
		Facsimile:	817 590 2851
By:	TCDFW Development, Ltd.,	Executed at:	Fort Worth, Texas
	a Texas limited partnership	on:	10 June 1999
Its Administrative Member

By:	Trammell Crow DFW Development, Inc.,
a Delaware corporation
Its sole general partner

By:	/s/ Thomas A. Leiser
Its:	Executive Vice President
Telephone:	(214) 979–6180
Facsimile:	(214) 979–6355
Executed at:	2200 Ross Ave., Suite 3700
on:	June 29, 1999

Landlord’s Remedies Addendum In Event of Tenant Default

(State of Texas)

(a)                                 Upon any Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Applicable Requirements, take any of the follow actions:

(i)                                     Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (A) all unpaid past due rent accrued hereunder through the date of termination, (B) all amounts due under paragraph (b) below, and (C) an amount equal to (1) the total rent that Tenant would have been required to pay for the remainder of the Term discounted to a present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rents”, minus (2) the then present fair rental value of the Premises for such period, as determined by Landlord in good faith, similarly discounted; or

(ii)                                  Terminate Tenant’s right to possess the Premises and change the door locks to the Premises without terminating this Lease, with or without notice thereof to Tenant, and without judicial proceedings, in which event Tenant shall pay to Landlord (A) all unpaid past due rent and other amounts accrued hereunder to the date of termination of possession, (B) all amounts due from time to time under paragraph (b) below, and (C) all rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder. Reentry to Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this paragraph (a)(ii). If Landlord elects to proceed under this paragraph (a)(ii), it may at any time elect to terminate this Lease under paragraph (a)(i) above. Landlord and Tenant hereby confirm that the terms and provisions of this addendum supersedes Section 93.002 of the Texas Property Code to the extent of any conflict.

(b)                                 Tenant shall pay to Landlord all reasonable costs and expenses incurred by Landlord (including court costs and reasonable attorney’s fees and expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant’s or any other occupant’s property, (iii) renovating, repairing and altering the Premises for a new tenant or tenants, (iv) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, reasonable cost of tenant finish work, and other costs incidental to such reletting), (v) performing Tenant’s obligations which Tenant failed to perform, and (vi) enforcing, or advising Landlord of its rights, remedies, and recourses. Landlord’s acceptance of rent following the occurrence of a Default shall not waive Landlord’s rights regarding such Default. Landlord’s receipt of rent with knowledge of any Default by Tenant hereunder shall not be a waiver of such Default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (A) keep in place and use or (B) remove and store, at Tenant’s expense, all of the furniture, fixtures, equipment or other property, deemed abandoned by Tenant in the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord may relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (a “Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. The rights of Landlord herein stated are in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant agrees that the rights herein granted Landlord are commercially reasonable.

WALSTIB, L.P.,

A DELAWARE LIMITED PARTNERSHIP

INDUSTRIAL MULTI-TENANT LEASE

Tenant Improvements Addendum

1.                                      Landlord shall construct the leasehold improvements in the Premises (the “Leasehold Improvements”) in substantial accordance with plans and specifications (the “Plans”) which have been mutually approved in writing by Landlord and Tenant. Landlord and Tenant will endeavor to agree upon the Final Plans not later than June 10, 1999. Tenant shall be responsible for the costs of preparing the Final Plans and any other architectural and design costs in respect of the Leasehold Improvements (which costs may be paid from the Tenant Allowance, as hereinafter defined).

2.                                      After the Plans have been approved by Landlord and Tenant, Landlord shall competitively bid the job to a minimum of three (3) qualified general contractors reasonably acceptable to Landlord and Tenant. Landlord shall contract with the lowest qualified bidder, or such other bidder as is agreed upon by Landlord and Tenant (the “Contractor”), to construct the Leasehold Improvements in the Premises; provided, however, that if the lowest bid (or such other bid agreed upon by Landlord and Tenant) is more than Nine Hundred Thousand Dollars ($900,000), Landlord and Tenant shall revise the Plans in such a manner that the cost of constructing the Leasehold Improvements reflected in the Plans, as revised, is not more than Nine Hundred Thousand Dollars ($900,000). Landlord shall cause the Contractor to construct the Leasehold Improvements in substantial accordance with the approved Plans and in a good and workmanlike manner utilizing all new materials. The contract with the Contractor shall obligate the Contractor to obtain necessary permits and approvals from local governmental authorities in respect of the construction of the Leasehold Improvements and to construct the Leasehold Improvements in accordance with all applicable laws, codes and regulations (it being expressly agreed that it shall be the responsibility of Tenant to cause any requirements of the FDA to be incorporated into the approved Plans). During the construction period, Tenant shall have access to the Premises during reasonable times to observe the progress and quality of the work; provided, however, that Tenant shall at all time when visiting the Premises comply with Contractor’s safety requirements. Any changes which the Tenant may request during the construction of Leasehold Improvements shall be submitted to the Landlord in written form, and change orders shall be subject to the written approval of both Landlord and Tenant. Thereupon, Landlord shall prepare a written change order for Tenant’s review and approval, which, when signed by Tenant and Landlord, shall authorize Landlord to make such change in the Leasehold Improvements.

3.                                      The Leasehold Improvements shall be deemed to be “substantially complete”and ready for delivery to Tenant at such time as a certificate of occupancy for the Premises is secured from the City of Grand Prairie. At such time as the Leasehold Improvements are substantially complete, Landlord, Tenant and Contractor shall walk the Premises for the purpose of preparing a “punch list” of items needing correction. Thereafter, the architect for construction of the Leasehold Improvements shall issue a certificate of substantial completion to which the “punch list” shall be attached. Landlord shall cause the Contractor to correct or complete the items on the “punch list” as soon as reasonably practicable, but in no event later than thirty (30) days after the date upon which the Leasehold Improvements are substantially complete.

4.                                      Tenant shall be responsible for the payment of all costs associated with the construction of the Leasehold Improvements, including, but not limited to, the following: (a) all costs, including professional fees, of the architect and all other design and planning costs; (b) the costs of labor and material associated with the construction of the Leasehold Improvements; and (c) a fee to Trammell Crow Dallas Fort Worth equal to four percent (4%) of the sum of all design, planning and construction costs associated with the construction of the Leasehold Improvements. It is understood and agreed that the Tenant Allowance, as hereinafter defined, may be used to pay the costs described in clauses (a), (b) and (c) of the preceding sentence.

5.                                      Notwithstanding anything to the contrary contained herein, Landlord grants to Tenant an allowance (the “Tenant Allowance”) in the amount of Seven Hundred Ninety-Two Thousand Dollars ($792,000) to be applied to the cost of the Leasehold Improvements and other costs described in Paragraph 4 above. In the event that the bid for the Leasehold Improvements exceeds the Tenant Allowance, Tenant shall prepay to Landlord the amount of such excess prior to the time Landlord enters into the construction contract with Contractor, it being agreed that the Tenant Allowance shall be advanced before such funds deposited by Tenant are used to pay for construction of the Leasehold Improvements. If the cost of constructing the Leasehold Improvements is less than the Tenant Allowance, Tenant may, within the twelve (12) month period after the Commencement Date, apply the unused portion of the Tenant Allowance towards the cost of additional construction in the Premises or an upgrade of the tenant finish work in the Premises. In the event that any portion of the Tenant Allowance remains unused upon the expiration of the twelve (12) month period after the Commencement Date, Landlord shall have no obligation to pay such unused portion to Tenant or otherwise allow Tenant the benefit thereof.

6.                                      Tenant shall cooperate with the Contractor to promote the efficient and expeditious completion of the Leasehold Improvements. Tenant agrees that in the event of default in payment hereunder, including, but not limited to, those payments due under Paragraph 5 above, Landlord, in addition to any and all other remedies at law or in equity, shall have the same rights and remedies against Tenant as in the event of default in payment of rent under the Lease.

7.                                      It is understood and agreed that any delay in construction of the Leasehold Improvements caused by Tenant shall not operate to delay the Commencement Date. Any of the following shall constitute a delay caused by Tenant: (a) Tenant’s failure to have preliminary plans prepared or Tenant’s failure to approve the plans in a timely manner; (b) any delay resulting from Tenant’s changes in the Plans; (c) any delay resulting from Tenant’s request for materials, finishes or installations which are not readily available; or (d) any delay in the construction of the Leasehold Improvements otherwise caused by Tenant.

Landlord:		Tenant:

WALSTIB, L.P.,		PharmaFab, Inc.
a Delaware limited partnership

By:	WALSTIB Venture, L.L.C.,	By:	/s/ Bruce Montgomery
	a Delaware limited liability company	Its:	President
	Its sole general partner	Telephone:	817 590 2841
		Facsimile:	817 590 2851
By:	TCDFW Development, Ltd.,	Executed at:	Fort Worth, Texas
	a Texas limited partnership	on:	10 June 1999
Its Administrative Member

By:	Trammell Crow DFW Development, Inc.,
a Delaware corporation
Its sole general partner

By:	/s/ Thomas A. Leiser
Its:	Executive Vice President
Telephone:	(214) 979–6180
Facsimile:	(214) 979–6355
Executed at:	2200 Ross Ave., Suite 3700
on:	June 29, 1999

WALSTIB, L.P.,

A DELAWARE LIMITED PARTNERSHIP

INDUSTRIAL MULTI-TENANT LEASE

Option To Extend Addendum

This Option To Extend Addendum is a part of the Lease dated June 29, 1999 by and between WALSTIB, L.P., a Delaware limited partnership (“Landlord”) and PharmaFab, Inc., a Texas corporation (“Tenant”) for the premises commonly known as 360 Riverside Business Center (Building B).

1.                                      Option to Extend.  Landlord hereby grants to Tenant the option to extend the term of this Lease for the following periods (“Option Periods”) commencing when the prior term expires:

Months 85 — 145 “Period One”

Months 145 — 205 “Period Two”

2.                                      Exercise Dates.  For purposes of Paragraph 5 of this Addendum:

(a)            the Earliest Exercise Date is 12 months prior to the date that the applicable Option Period would commence; and

(b)             the Last Exercise Date is 9 months prior to the date that the applicable Option Period would commence.

3.                                      Monthly Base Rent.  The monthly Base Rent for each month of an Option Period shall be the amount calculated in accordance with the alternative selected below (“Rent Adjustment Alternative”).

☒ Market rent (“Market Rent Adjustment”)

4.                                       Conditions to Exercise of Option.  Tenant’s right to extend is conditioned upon and subject to each of the following:

(a)            In order to exercise an option to extend, Tenant must give written notice of such election to Landlord and Landlord must receive the same by the Last Exercise Date but not prior to the Earliest Exercise Date. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. Options (if there are more than one) may only be exercised consecutively. Failure to exercise an option terminates that option and all subsequent options. Tenant acknowledges that because of the importance to Landlord of knowing no later than the Last Exercise Date whether or not Tenant will exercise the option, the failure of Tenant to notify Landlord by the Last Exercise Date will conclusively be presumed an election by Tenant not to exercise the option.

(b)              Tenant shall have no right to exercise an option (i) if Tenant is in Default, or (ii) if during the twelve (12) month period immediately preceding the exercise of the option, three (3) or more Defaults have occurred which were not cured within any applicable notice or grace period. The period of time within which an option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise an option because of the provisions of this paragraph.

(c)               All of the terms and conditions of this Lease except where specifically modified by this Addendum shall apply.

(d) The options are personal to Tenant, cannot be assigned or exercised by anyone other than Tenant and only while Tenant is in full possession of the Premises and without the intention of thereafter assigning or subletting. For purposes of the preceding sentence only, the term “Tenant” shall include any entity to which Tenant assigns the Lease pursuant to Section 12.1(c) of the Lease.

5.             Calculation of Rent Adjustment

(a) Market Rent Adjustment. Four months prior to the commencement of each Option Period, if the selected Rent Adjustment Alternative is the Market Rent Adjustment, the Parties shall negotiate in good faith to determine the Base Rent for the Option Period. If agreement cannot be reached within 30 days, then Landlord and Tenant shall each, no later then 90 days prior to the commencement of the Option Period, make a reasonable determination of the fair market rental for the Premises for the Option Period and submit such determination, in writing, to arbitration in accordance with the following provisions:

(i)           No later than 90 days prior to the commencement of the Option Period, Landlord and Tenant shall each select an industrial leasing broker to act as an arbitrator. The two arbitrators so appointed shall, no later then 75 days prior to the commencement of the Option Period, select a third mutually acceptable industrial leasing broker to act as a third arbitrator.

(ii)          The three arbitrators, acting by a majority, shall no later then 75 days prior to the commencement of the Option Period, determine the actual fair market rental for the Premises for the Option Period. The decision of a majority of the arbitrators shall be binding on the parties. The fair market rental determination of Landlord or Tenant which is closest to the fair market rental as determined by the arbitrators shall be the Base Rent for the Option Period.

(iii)        If either of the parties fails to appoint an arbitrator within the period required by this Addendum, the arbitrator timely appointed shall determine the Base Rent for the Option Period.

(iv)         The entire cost of such arbitration shall be paid by the party whose fair market rental submission is not selected.

[Signatures appear on following page]

Landlord:		Tenant:

WALSTIB, L.P.		PharmaFab, Inc.
a Delaware limited partnership

By:	WALSTIB Venture, L.L.C.,	By:	/s/ Bruce Montgomery
	a Delaware limited liability company	Its:	President
	Its sole general partner	Telephone:	817 590 2841
By:	TCDFW Development, Ltd.,	Facsimile:	817 590 2851
	a Texas limited partnership	Executed at:	Fort Worth, Texas
	Its Administrative Member	on:	10 June 1999

By:	Trammell Crow DFW Development, Inc.,
a Delaware corporation
Its sole general partner

By:	/s/ Thomas A. Leiser
Its:	Executive Vice President
Telephone:	(214) 979–6180
Facsimile:	(214) 979–6355
Executed at:	2200 Ross Ave., Suite 3700
on:	June 29, 1999

WALSTIB, L.P.,

A DELAWARE LIMITED PARTNERSHIP

INDUSTRIAL MULTI-TENANT LEASE

Additional Security Deposit Addendum

This Additional Security Deposit Addendum is a part of the Lease dated June 29, 1999 by and between WALSTIB, L.P., a Delaware limited partnership (“Landlord”) and PharmaFab, Inc., a Texas corporation (“Tenant”) for the premises commonly known as 360 Riverside Business Center (Building B).

Tenant agrees to pay Landlord an Additional Security Deposit in the amount of $80,000.00 that can be held in the form of a Certificate Of Deposit or Letter Of Credit. Such Additional Security Deposit shall be refunded after five (5) years, unless during the first five (5) years of occupancy there have occurred three (3) or more Defaults which were not cured within any applicable notice or grace period. If the Additonal Security Deposit is in the form of a Certificate Of Deposit or Letter Of Credit and the Premises are sold, Tenant shall, at its expense, cause the Certificate Of Deposit or Letter Of Credit, as the case may be, to be reissued in the name of the purchaser..

Landlord:		Tenant:

WALSTIB, L.P.		PharmaFab, Inc.
a Delaware limited partnership

By:	WALSTIB Venture, L.L.C.,	By:	/s/ Bruce Montgomery
	a Delaware limited liability company	Its:	President
	Its sole general partner	Telephone:	817 590 2841
		Facsimile:	817 590 2851
By:	TCDFW Development, Ltd.,	Executed at:	Fort Worth, Texas
	a Texas limited partnership	on:	10 June 1999
Its Administrative Member

By:	Trammell Crow DFW Development, Inc.,
a Delaware corporation
Its sole general partner

By:	/s/ Thomas A. Leiser
Its:	Executive Vice President
Telephone:	(214) 979–6180
Facsimile:	(214) 979–6355
Executed at:	2200 Ross Ave., Suite 3700
on:	June 29, 1999

GUARANTY OF LEASE

WHEREAS, WALSTIB, L.P., a Delaware limited partnership (“Landlord”), and PharmaFab, Inc., a Texas corporation (“Tenant”) are about to execute a lease (“Lease”) dated June 29 1999, for the premises commonly known as 360 Riverside Business Center (Building B).

WHEREAS, Bruce K. Montgomery and Darlene Ryan (each a “Guarantor”) have a financial interest in Tenant;

WHEREAS, Landlord would not execute the Lease if Guarantor did not execute and deliver to Landlord this Guaranty of Lease.

NOW THEREFORE, in consideration of the execution of the foregoing Lease by Landlord and as a material inducement to Landlord to execute the Lease:

1.          Guarantor hereby jointly, severally, unconditionally and irrevocably guarantee the prompt payment by Tenant of all rents and all other sums payable by Tenant under the Lease and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of the Lease to be kept and performed by Tenant.

2.          The terms of the Lease may, without the consent of or notice to Guarantor, be modified by Landlord and Tenant or by a course of conduct and this Guaranty shall guarantee the performance of said Lease as so modified. The Lease may be assigned by Landlord or any assignee of Landlord without consent or notice to Guarantor.

3.          This Guaranty shall not be released, modified or affected by the failure or delay on the part of Landlord to enforce any of the rights or remedies of the Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity.

4.          No notice of default need be given to Guarantor. The guaranty of the undersigned is a continuing guaranty under which Landlord may proceed immediately against Tenant and/or against any Guarantor (or each Guarantor) following any breach or default by Tenant or for the enforcement of any rights which Landlord may have against Tenant under the terms of the Lease or at law or in equity.

5.          Landlord shall have the right to proceed against any Guarantor (or each Guarantor) hereunder following any breach or default by Tenant without first proceeding against Tenant and without previous notice to or demand upon either Tenant or any Guarantor.

6.          Each Guarantor hereby waives (a) notice of acceptance of this Guaranty, (b) demand of payment, presentation and protest, (c) any right to require the Landlord to proceed against the Tenant or any other Guarantor or any other person or entity liable to Landlord, (d) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease, (e) any right to require Landlord to proceed under any other remedy Landlord may have before proceeding against Guarantor and (f) any right of subrogation.

7.          Each Guarantor does hereby subrogate all existing or future indebtedness of Tenant to such Guarantor to the obligations owed to Landlord under the Lease and this Guaranty.

8.          If a Guarantor is married, such Guarantor expressly agrees that recourse may be had against his or her separate property for all of the obligations hereunder. If there is more than one Guarantor, the obligations of each Guarantor hereunder shall be joint and several.

9.          The obligations of Tenant under the Lease to execute and deliver estoppel certificates and financial statements shall be deemed to also require each Guarantor hereunder to do and provide the same.

10.    The term “Landlord” refers to and means the Landlord named in the Lease and also Landlord’s successors and assigns. So long as Landlord’s interest in the Lease, the leased premises or the rents, issues and profits therefrom, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord’s interest shall affect the continuing obligation of Guarantor under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment and their successors and assigns.

11.    The term “Tenant” refers to and means the Tenant named in the Lease and also Tenant’s successors and assigns.

12.    In the event any action be brought by said Landlord against Guarantor hereunder to enforce the obligation of Guarantor hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney’s fee which shall be fixed by the court.

13.     After three (3) years, provided Tenant has not had an uncured Default as described in the Lease, the aggregate liability of the Guarantors hereunder shall be limited to the sum of $380,000.00 on a joint and several basis (i.e. the liability of Bruce K. Montgomery hereunder shall be limited to $380,000, and the liablity of Darlene Ryan hereunder shall be limited to $3 80,000, but the maximum aggregate amount Landlord can recover from the Guarantors under this Guranty shall be limited to a total of $380,000). If no uncured Default has occurred under the Lease at the expiration of the fifth (5th) year of Tenant’s occupancy, this Guaranty shall terminate. It is agreed that if a Default occurs under the Lease which continues beyond the expiration of any applicable grace or cure period, Landlord may condition its acceptance of any cure of such Default upon keeping this Guaranty in effect.

Executed on the 10th day of June, 1999.

“GUARANTOR”

/s/ Bruce K. Montgomery
Bruce K. Montgomery
Executed at:	Fort Worth, Texas
on:	10 June 1999
Address:	1005 Cherry ct.
Hurst, TX 76053

/s/ Darlene Ryan
Darlene Ryan
Executed at:	Fort Worth, Texas
on:	June 3, 1999
Address:	735 Pinehurst Court
Louisville Co 80027

Exhibit A

Diagram of Premises

Exhibit B

COMMENCEMENT DATE MEMORANDUM

LANDLORD:                  WALSTIB, L.P., DELAWARE LIMITED PARTNERSHIP

TENANT:                                      PHARMAFAB, INC.

LEASE DATE:              , 1999

PREMISES:	360 Riverside Business Center (Building B)
Grand Prairie, Texas 75050

Tenant hereby accepts the Premises as being in the condition required under the Lease.

The Commencement Date of the Lease is                       .

The Expiration Date of the Lease is                      .

Landlord:		Tenant:

WALSTIB, L.P.,		PharmaFab, Inc.
a Delaware limited partnership

By:	WALSTIB Venture, L.L.C.,	By:
	a Delaware limited liability company	Its:
	Its sole general partner	Telephone:
Facsimile:
By:	TCDFW Development, Ltd.,	Executed at:
	a Texas limited partnership	on:
Its Administrative Member

By:	Trammell Crow DFW Development, Inc.,
a Delaware corporation
Its sole general partner

By:
Its:
Telephone:
Facsimile:
Executed at:
on:

Exhibit C

Signage Criteria

Per Paragraph 16.15, Tenant can install the sign described hereunder, provided that upon removal of such sign, Tenant shall make all repairs and maintenance to the building (i.e., repairing holes, texture, paint, etc.).

Sign criteria for the project shall consist of internally illuminated channel letters attached to a single raceway centered on each building entrance. The raceway will be located on the top facade band directly above the reveal, and the raceway shall be confined to a 40 foot maximum length with an 8 inch height. The copy shall be limited to 30 inches in height with 5 inch painted returns. Raceway and return colors will be specified by Landlord along with electrical specifications. Tenant shall replace the raceway face to its original condition upon vacating the Premises.

Exhibit D

Subordination Agreement

LANDLORD’S SUBORDINATION AGREEMENT

WHEREAS, WALSTIB, L.P. (hereinafter referred to as “Landlord”) is the owner and/or lessor of the following premises (hereinafter referred to as “Premises”) which are leased to the following tenant (hereinafter referred to as “Tenant”) pursuant to that certain lease executed by and between Landlord and Tenant on or about the                day of              , 1999, as same may have been amended from time to time (hereinafter referred to as the “Lease”);

Premises:

Address:

Tenant:

WHEREAS, Summit National Bank, N.A. (“Lender”) has or is about to loan funds to Tenant, and to secure such loan Tenant has or will grant a security interest to Lender on personalty, furniture, trade fixtures and inventory owned by Tenant and located in the Premises, as described on Exhibit “A” attached hereto (the “Property”); and

WHEREAS, all or a portion of the Property may from time to time be located at the Premises or may become wholly or partially affixed to the Premises.

NOW, THEREFORE, for and in consideration of the covenants contained herein, it is hereby agreed as follows:

1.      Except as limited in this Agreement, Landlord subordinates to the interest of Lender any and all liens, claims or other rights which Landlord may have in or to the Property now or hereafter located in or on the Premises.

2.      Except if Tenant is a debtor in a proceeding under Title 11 of the United States Code, to the extent of the subordination provided for herein, Landlord agrees that upon prior written notice to Landlord, Lender, through its authorized representatives or agents, may enter upon the Premises at any time mutually agreeable to Lender and Landlord after three (3) days written notice for the purpose of inspecting, repairing, or removing the Property, and Landlord agrees not to hinder or prevent Lender from taking any such action; provided, however, that nothing herein shall release Lender from, and Lender agrees to be responsible for, any and all damages resulting to the Premises as a result of any such entry or removal. Lender agrees to indemnify and hold Landlord harmless from any and all claims arising from or related to the removal of the Property from the Premises.

3.      Within ten (10) business days after Landlord notifies Lender that Tenant is in default under the Lease and Landlord has notified Lender of which remedy Landlord has pursued under the lease between Landlord and Tenant, Lender must notify Landlord of Lender’s election to:

(a)         Remove the Property from the Premises within ten (10) business days of such election; or

(b)         With Landlord’s approval, retain the Property at the Premises for a period of time to be mutually determined by Landlord and Lender and pay to Landlord rental for such use of the Premises, as set forth in the Lease. .

4.      Any notice pursuant to this Agreement shall be deemed to have been given, whether or not received, when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, at the following addresses:

Lender:

Landlord:

5.      This Agreement shall be binding upon and inure to the benefit of the heirs, representatives, successors and assigns of Landlord and Lender.

6.      Governing Law:         THIS LANDLORD’S SUBORDINATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

[Signatures and acknowledgments appear on following pages]

SIGNED this         day of        , 19       .

Landlord:		Lender:

WALSTIB, L.P.,		SUMMIT NATIONAL BANK, N.A.
a Delaware limited partnership

By:	WALSTIB Venture, L.L.C.,	By:
	a Delaware limited liability company	Its:
	Its sole general partner	Telephone:
Facsimile:
By:	TCDFW Development, Ltd.,	Executed at:
	a Texas limited partnership	on:
Its Administrative Member

By:	Trammell Crow DFW Development, Inc.,
a Delaware corporation
Its sole general partner

By:
Its:
Telephone:
Facsimile:
Executed at:
on:

ACKNOWLEDGMENTS

STATE OF TEXAS                                         §

COUNTY OF                                                                         §

This instrument was acknowledged before me on the              day of                , 19                   , by                   , the                  of                       .

Notary Public
Commission Expires:
Printed Name:

STATE OF TEXAS                                         §

COUNTY OF                                                                         §

This instrument was acknowledged before me on the         day of                     , 19                 , by               , the            of               .

Notary Public
Commission Expires:
Printed Name:

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “Amendment”) is made to be effective as of September 1, 2002, by and between WALSTIB, L.P., a Delaware limited partnership (“Landlord”), and PFAB, LP, a Texas limited partnership (“Tenant”).

RECITALS

A.                                    Landlord and PharmaFab, Inc., a Texas corporation (“PharmaFab”), entered into that certain Commercial Lease Agreement dated on or about June 29, 1999, and having a Commencement Date as of October 25, 1999 (as same may have been amended and assigned, the “Lease”) regarding certain premises (the “Premises”) located at 360 Riverside Business Center in the City of Grand Prairie, Tarrant County, Texas, as more particularly described in the Lease.

B.                                    Pursuant to that certain Assignment of Lease dated on or about June 29, 1999, to be effective as of July 1, 1999, PharmaFab assigned its right, title and interest in the Lease to Tenant.

C.                                    Pursuant to that certain Guaranty of Lease (the “Original Guaranty”), Bruce K. Montgomery and Darlene M. Ryan guaranteed the obligations of Tenant under the Lease, subject to certain limitations set forth in said Original Guaranty.

D.                                    Landlord and Tenant have agreed to amend the Lease as hereinafter set forth, and Darlene M. Ryan has agreed to execute a new guaranty of Tenant’s obligations under the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, Landlord and Tenant agree as follows:

1.                                      Defined Terms. All capitalized terms not defined herein shall have the meanings set forth for such terms in the Lease.

2.                                      Expansion of Premises. Landlord and Tenant agree that the Premises shall be expanded to include the space comprised of approximately 50,000 rentable square feet in Building A of the Industrial Center that is denoted on Exhibit A attached hereto and made a part hereof (and herein referred to) as the “Expansion Space”. Tenant acknowledges that Tenant has inspected the Expansion Space and agrees to accept the Expansion Space in “as is” condition.

3.                                      Term. Landlord and Tenant agree that the Expiration Date of the term of the Lease shall be November 30, 2010 (rather than October 31, 2006).

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4.                                      Base Rent: Landlord and Tenant agree that the Base Rent shall be as follows:

Monthly
Months	Base Rent

September 1, 2002 – March 31, 2003	$31,900,00
April 1, 2003 – April 30, 2003	$45,962.50
May 1, 2003 – October 31, 2004	$49,608.33
November 1, 2004 – October 31, 2005	$52,835.00
November 1, 2005 – March 31, 2008	$54,301.66
April 1, 2008 – November 30, 2010	$56,697.50

5.                                      Adjustment in Tenant’s Share. As used in the Lease, the term “Building” shall refer to Building A and Building B. Landlord and Tenant agree that, as a result of adding the Expansion Space to the Premises, Tenant’s Share is as follows:

(a)	Industrial Park	43.8%
(b)	Building A	49.5%
(c)	Building B	38.7%

6.                                          Refurbishment Allowance. On December 1, 2005, Landlord shall provide to Tenant an allowance (the “Refurbishment Allowance”) of Two Hundred Fifty Thousand Dollars ($250,000) to be used by Tenant to design and construct improvements in the Premises; provided, however, that Landlord shall have no obligation to provide the Refurbishment Allowance if at such time (a) Tenant is the subject of a bankruptcy proceeding or any other insolvency proceeding, or (b) Tenant is in Default, or any circumstance exists which, with the giving of notice or the passage of time, or both, would constitute a Default. All improvements constructed with the Refurbishment Allowance shall be subject to the provisions of the Lease governing alterations to the Premises, and, unless waived in writing by Landlord, Trammell Crow Dallas Fort Worth (or its designee) shall serve as the construction manager for such improvements. The Refurbishment Allowance shall be used only for payment of the following: (i) costs, including professional fees, of the architect and other design and planning costs in connection with tenant improvements constructed in the Premises; (ii) the costs of labor and material associated with the construction of the tenant improvements in the Premises; and (iii) a fee equal to four percent (4%) of the sum of all design, planning and construction costs associated with the construction of the tenant improvements in the Premises, unless Landlord has waived in writing the requirement that Trammell Crow Dallas Fort Worth (or its designee) serve as construction manager, in which event no fee shall be owed. Landlord shall have the right to require, as a condition to any disbursement of any portion of the Refurbishment Allowance requested by Tenant, that Tenant provide Landlord copies of invoices and/or similar evidence that the requested disbursement is for one of the purposes set forth in the foregoing clauses (i), (ii) or (iii). In no event shall Landlord have any obligation to make any disbursement of the Refurbishment Allowance requested after May 1, 2006, it being agreed that after such date any unused portion of the Refurbishment Allowance shall be deemed forfeited by Tenant. Each payment of the Refurbishment Allowance shall be made within thirty (30) days after Landlord

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has received a request therefor together with all other documents reasonably required by Landlord.

7.                                      Right of First Offer. Tenant shall have a right of first offer with respect to the space in Building A shown on Exhibit B attached hereto and made a part hereof (the “Offered Space”), under the following terms and conditions:

(a)                                 Subject to the provisions of Section 7(d) below, if at any time during the term of the Lease any lease for any portion of the Offered Space shall expire and if Landlord intends to market the Offered Space to prospects for lease with third parties (a “Proposed Tenant”) other than the tenant then occupying such space (or its affiliates), Landlord shall first allow Tenant the right to include the Offered Space within the Premises.

(b)                                 Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the “Offer Notice”) which notice shall designate the space being offered and shall specify the terms for such Offered Space that Landlord intends to submit to prospective tenants in an effort to market the Offered Space. Tenant may accept the offer set forth in the Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called “Tenant’s Notice”) of such offer within five (5) business days after delivery by Landlord of the Offer Notice to Tenant. Time shall be of the essence with respect to the giving of Tenant’s Notice. If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions hereof with respect to the Offered Space designated in the Offer Notice, Landlord shall be under no further obligation whatsoever respect to such space. In order to send the Offer Notice, Landlord does not need to have negotiated a lease with any particular Proposed Tenant but may merely have determined on what basis it will market the Offered Space to Proposed Tenants. Tenant must make its decision with respect to the Offered Space as long as it has received a description of such material economic terms.

(c)                                  Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space. In addition, if Landlord desires to lease more than just the Offered Space to one tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.

(d)                                 If Tenant at any time declines any Offered Space offered by Landlord, Tenant shall be deemed to have irrevocably waived all further rights under this Addendum, and Landlord shall be free to lease the Offered Space to any Proposed Tenant including on terms which may be less favorable to Landlord than those set forth in the Offer Notice.

(e)                                  Tenant shall not have the benefit of the foregoing right of first offer if Tenant is in Default at the time the Offer Notice is to be sent, or if at such time any

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circumstance exists which, with the giving of notice or the passage of time, or both, would constitute a Default. The period of time Tenant’s right of first offer may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise such right because of the provisions of this paragraph.

8.                                      Option to Extend. The addendum to the Lease captioned “Option to Extend Addendum” is hereby deleted in its entirety. Landlord hereby grants to Tenant the options to extend the term of this Lease for the periods (the “Option Periods”) (1) from December 1, 2010 to November 30, 2015, and (2) from December 1, 2015 to November 30, 2020, under the following terms and conditions.

(a)                                 In order to exercise an option to extend, Tenant must give written notice of such election to Landlord and Landlord must receive the same by no later than twenty four (24) months prior to the date (the “Last Exercise Date”) that the applicable Option Period would commence, but not earlier than thirty (30) months prior to the date that the applicable Option Period would commence. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. The renewal options may only be exercised consecutively. Failure to exercise an option terminates that option and all subsequent options. Tenant acknowledges that because of the importance to Landlord of knowing no later than the Last Exercise Date whether or not Tenant will exercise the option, the failure of Tenant to notify Landlord by the Last Exercise Date will conclusively be presumed an election by Tenant not to exercise the option. Upon the exercise of an option to extend, both parties shall execute an amendment to the Lease evidencing the renewal thereof and setting forth the new Base Rent (as determined pursuant to Section 8(c) below) no later than eighteen (18) months prior to the date that the applicable Option Period would commence.

(b)                                 Tenant shall have no right to exercise an option (i) if Tenant is in Default. or (ii) if during the twelve (12) month period immediately preceding the exercise of the option, three (3) or more Defaults have occurred which were not cured within any applicable notice or grace period. The period of time within which an option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise an option because of the provisions of this paragraph.

(c)                                  If an option to extend is exercised, all of the terms and conditions of this Lease shall apply, except that (i) Landlord shall not be required to grant any allowance or perform any tenant improvement work in the Premises, and (ii) for each Option Period, Base Rent shall be adjusted to equal fair market rent. After an option to renew is exercised, Landlord and Tenant shall negotiate in good faith to determine the Base Rent for the applicable Option Period. If agreement cannot be reached within thirty (30) days, then Landlord and Tenant shall each, no later than sixty (60) days after the date of exercise of the option, make a reasonable determination of the fair market rental for the Premises for the applicable Option Period and submit such determination, in writing, to arbitration in accordance with the following provisions:

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(i)                                     No later than ninety (90) days after the option to renew is exercised, Landlord and Tenant shall each select an industrial leasing broker to act as an arbitrator. The two arbitrators so appointed shall, no later then one hundred twenty (120) days after the option to renew is exercised, select a third mutually acceptable industrial leasing broker to act as a third arbitrator.

(ii)                                  The three arbitrators, acting by a majority, shall no later then one hundred fifty (150) days after the option to renew is exercised, determine the actual fair market rental for the Premises for the Option Period. The decision of a majority of the arbitrators shall be binding on the parties. The fair market rental determination of Landlord or Tenant which is closest to the fair market rental as determined by the arbitrators shall be the Base Rent for the Option Period.

(iii)                               If either of the parties fails to appoint an arbitrator within the period required by this Addendum, the arbitrator timely appointed shall determine the Base Rent for the Option Period.

(iv)                              The entire cost of such arbitration shall be paid by the party whose fair market rental submission is not selected.

(d)                                 The renewal options set forth herein are personal to Tenant, cannot be assigned or exercised by anyone other than Tenant and only while Tenant is in full possession of the Premises and without the intention of thereafter assigning or subletting.

9.                                      Guaranty. Concurrently with the execution hereof, Tenant shall cause Darlene M. Ryan to execute and deliver to Landlord a guaranty in the form of Exhibit C attached hereto and made a part hereof, which shall supersede the Original Guaranty.

10.                               Commission Agreement. Attached hereto as Exhibit D is a copy of the Commission Agreement (herein so called) executed between Landlord, as “Owner,” and Fobare Commercial, as “Agent,” in connection with the Lease. The Commission Agreement shall remain in full force and effect, except that in connection with this Amendment (and this Amendment only) the compensation paid to Agent shall be as set forth on Exhibit E attached hereto. The Commission Agreement, as modified with respect to this Amendment only in the manner described on Exhibit E, shall be deemed included as a provision of this Lease in compliance with Section 62.022 of the Texas Property Code.

11.                               Counterparts. The parties may execute this Amendment in any number of counterparts with the same effect as if all parties to this Amendment had signed the same document.

12.                               Governing Law. The Lease, as amended hereby, shall be governed and construed in accordance with the laws of the State of Texas.

13.                               Continued Effect. The Lease, as amended hereby, is ratified and confirmed and shall continue in full force and effect.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment to be effective as of the day and year first above written.

Landlord:			Tenant:

WALSTIB, L.P.			PFAB, L.P.
a Delaware limited partnership			a Texas limited partnership

By:	AMB Property, L.P.		By:	PharmaFab Texas, LLC,
	a Delaware limited partnership Its sole general partner			a Texas limited liability company Its General Partner

	By:	/s/ Doug McGregor		By:	/s/ Darlene M. Ryan
	Name:	Doug McGregor			Darlene M. Ryan, Manager
	Its:	Vice President

Date of Execution:		September 1, 2002	Date of Execution:		Aug 30, 2002

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Exhibit A

Expansion Space

Building B
2940 N HIWY 360
#400
ENCOMPASS
20,170 SF
78% OFFICE
2940 N HIWY 360
#300
STATEWIDE
16,318 SF
74% OFFICE
2940 N HIWY 360
#200
SMART MAIL
33,112 SF 32% OFFICE
2940 N HIWY 360
#100
PHARMAFAB
44,000 SF 9% OFFICE
2920 N HIWY 360
#200
GENERAL ELECTRIC
51,000 SF 2% OFFICE
2920 N HIWY 360
#100
Expansion Space
50,000 SF
Building A
STATE HWY 360
N

A SITE PLAN
NO SCALE

RIVERSIDE BUSINESS CENTER

2920 N HIWAY 360
101,000 SF #1
Building A
2940 N HIWAY 360
113,600 SF #2
Building B

AMB
A Project of
AMB PROPERTY CORPORATION

Trammell Crow Company

07/24/00 9987 STONE

Exhibit B

Offered Space

Building B
2940 N HIWY 360
#400
ENCOMPASS
20,170 SF
78% OFFICE
2940 N HIWY 360
#300
STATEWIDE
16,318 SF
74% OFFICE
2940 N HIWY 360
#200
SMART MAIL
33,112 SF 37% OFFICE
2940 N HIWY 360
#100
PHARMAFAB
44,000 SF 9% OFFICE
2920 N HIWY 360
#200
GENERAL ELECTRIC
51,000 SF 2% OFFICE
Offered Space
2920 N HIWY 360
#100
50,000 SF
Expansion Space
Building A
STATE HWY 360
N

A SITE PLAN
NO SCALE

RIVERSIDE BUSINESS CENTER

2920 N HIWAY 360
101,000 SF #1
Building A
2940 N HIWAY 360
113,600 SF #2
Building B

AMB

A Project of
AMB PROPERTY CORPORATION

Trammell Crow Company

07/24/00 9987 STONE

Exhibit C

GUARANTY OF LEASE

This Guaranty of Lease (this “Guaranty”) is made to be effective as of September 1, 2002, by DARLENE M. RYAN (“Guarantor”) for the benefit of WALSTIB, L.P., a Delaware limited partnership (“Landlord”).

A.                                    Landlord and PharmaFab, Inc., a Texas corporation (“PharmaFab”), entered into that certain Commercial Lease Agreement dated on or about June 29, 1999, and having a Commencement Date as of October 25, 1999 (as same may have been amended and assigned, the “Original Lease”) regarding certain premises located at 360 Riverside Business Center in the City of Grand Prairie, Tarrant County, Texas, as more particularly described in the Original Lease.

B.                                    Pursuant to that certain Assignment of Lease dated on or about June 29, 1999, to be effective as of July 1, 1999, PharmaFab assigned its right, title and interest in the Original Lease to PFab, LP, a Texas limited partnership (“Tenant”).

C.                                    Pursuant to that certain Guaranty of Lease (the “Original Guaranty”), Bruce K. Montgomery (“Montgomery”) and Guarantor guaranteed the obligations of Tenant under the Original Lease, subject to certain limitations set forth in said Original Guaranty.

D.                                    Landlord would not have executed the Original Lease if Montgomery and Guarantor had not executed and delivered the Original Guaranty to Landlord.

E.                                     Landlord and Tenant have entered into that certain First Amendment to Lease of even date herewith (the “First Amendment”) providing for, among other things, the expansion of the premises demised by Landlord to Tenant (the Original Lease, as amended by the First Amendment, being herein referred to as the “Lease”).

F.                                      In connection with the First Amendment, Guarantor (who owns an interest in Tenant) has agreed to execute and deliver to Landlord, and Landlord has agreed to accept, this Guaranty as a replacement of the Original Guaranty, it being understood that Landlord is not willing to execute the First Amendment if Guarantor does not execute and deliver this Guaranty to Landlord.

NOW THEREFORE, in consideration of the execution of the First Amendment by Landlord and as a material inducement to Landlord to execute the First Amendment:

1.                                      Guarantor hereby unconditionally and irrevocably guarantees the prompt payment by Tenant of all rents and all other sums payable by Tenant under the Lease and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of the Lease to be kept and performed by Tenant.

2.                                      The terms of the Lease may, without the consent of or notice to Guarantor, be modified by Landlord and Tenant or by a course of conduct and this Guaranty shall guarantee the

9

performance of said Lease as so modified. The Lease may be assigned by Landlord or any assignee of Landlord without consent or notice to Guarantor.

3.                                      This Guaranty shall not be released, modified or affected by the failure or delay on the part of Landlord to enforce any of the rights or remedies of the Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity.

4.                                      No notice of default need be given to Guarantor. The guaranty of the undersigned is a continuing guaranty under which Landlord may proceed immediately against Tenant and/or against Guarantor following any breach or default by Tenant or for the enforcement of any rights which Landlord may have against Tenant under the terms of the Lease or at law or in equity.

5.                                      Landlord shall have the right to proceed against Guarantor hereunder following any breach or default by Tenant without first proceeding against Tenant and without previous notice to or demand upon either Tenant or Guarantor.

6.                                      Guarantor hereby waives (a) notice of acceptance of this Guaranty, (b) demand of payment, presentation and protest, (c) any right to require Landlord to proceed against Tenant or any other person or entity liable to Landlord, (d) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease, (e) any right to require Landlord to proceed under any other remedy Landlord may have before proceeding against Guarantor, and (f) any right of subrogation.

7.                                      Guarantor does hereby subrogate all existing or future indebtedness of Tenant to such Guarantor to the obligations owed to Landlord under the Lease and this Guaranty.

8.                                      If a Guarantor is married, such Guarantor expressly agrees that recourse may be had against his or her separate property for all of the obligations hereunder.

9.                                      The obligations of Tenant under the Lease to execute and deliver estoppel certificates and financial statements shall be deemed to also require Guarantor to do and provide the same.

10.                               The term “Landlord” refers to and means the Landlord named in the Lease and also Landlord’s successors and assigns. So long as Landlord’s interest in the Lease, the leased premises or the rents, issues and profits therefrom, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord’s interest shall affect the continuing obligation of Guarantor under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment and their successors and assigns.

11.                               The term “Tenant” refers to and means the Tenant named in the Lease and also Tenant’s successors and assigns.

12.                               In the event any action be brought by said Landlord against Guarantor hereunder to enforce the obligation of Guarantor hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney’s fee which shall be fixed by the court.

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13.                               Provided Tenant has not had an uncured Default as described in the Lease, as of October 25, 2002, the liability of Guarantor hereunder shall be limited to the sum of $760,000.00. If no uncured Default has occurred under the Lease as of October 25, 2004, then this Guaranty shall terminate. It is agreed that if a Default occurs under the Lease which continues beyond the expiration of any applicable grace or cure period, Landlord may condition its acceptance of any cure of such Default upon keeping this Guaranty in effect.

14.                               This Guaranty shall supersede the Original Guaranty in its entirety, it being specifically agreed that Montgomery shall no longer have any liability as a guarantor of the Lease.

Executed to be effective as of the date and year first above written.

“GUARANTOR”

/s/ Darlene M. Ryan
Darlene M. Ryan
Executed at:	PharmaFab
Address:
2940 N. Hwy 360 # 100
Grand Prarie TX 75050

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on August 30, 2002, by DARLENE M. RYAN.

/s/ Anne Burkett
Notary Public - State of Texas

[Seal]	My Commission Expires:	3-2-04

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Exhibit D

Copy of Commission Agreement

COMMISSION AGREEMENT BETWEEN

WALSTIB, L.P., A DELAWARE LIMITED PARTNERSHIP

AND

FOBARE COMMERCIAL

THIS CONTRACT OF AGREEMENT, entered into by and between Walstib, L.P., a Delaware limited partnership hereinafter referred to as “Owner,” and Fobare Commercial hereinafter referred to as “Agent.”

W I T N E S S E T H :

Agent has assisted or is assisting Owner in negotiating and consummating a Lease Agreement between Owner and PharmaFab, Inc., hereinafter referred to as “Prospect,” covering an approximate 44,000 square foot facility located at (in) 360 Riverside Business Park (Building B) (the “Project”) for a term of 84 months beginning June 1, 1999 with rentals being due to Owner as therein provided, to which lease reference is hereby made, and the same is hereby incorporated herein for all purposes; and

Agent and Owner hereby and herein desire to agree upon a commission to which Agent shall be entitled for such services based on rentals actually received by Owner, as hereinafter provided.

It is mutually agreed as follows:

1. REGISTRATION

a.                                      Registration of the Prospect requires either (a) this Registration Letter from Agent naming the Prospect and a face-to-face meeting with a decision maker representing the Prospect or (b) a duly executed and authorized letter from the Prospect designating Agent as its exclusive Agent.

b.                                      This Registration and Agreement is effective for sixty (60) days after the date hereof and may be extended for another sixty (60) days if the Agent shows evidence satisfactory to Owner that Agent is actively pursuing the execution of a Lease Agreement between Owner and the Prospect.

c.                                       If at any time following the registration of the Prospect pursuant to (a) or (b) above, Agent loses control of the Prospect as evidenced by a letter from the Prospect designating some other Agent as the Prospect’s Agent, then upon notification of such event to Agent by Owner, this Registration Letter and Commission Agreement shall become null and void.

d.                                      Agent has satisfied the aforesaid initial registration requirements of Owner and accordingly Owner agrees to recognize PharmaFab, Inc. as Agent’s Prospect and agrees to pay a commission to Agent if a lease of space of the Project is consummated between the Prospect and Owner during the term of this Agreement.

2. CASH COMMISSION

a.                                      Primary Term. (1) If Agent requests a front-end cash-out of commission obligation hereunder, and if Prospect in Owner’s opinion has sufficient credit to meet all of Prospect’s obligations under the lease, Owner shall, as set forth in d. below, pay Agent as the Commission hereunder four and one-half percent (4-1/2%) of the total Rentals as hereafter payable for the entire initial term of the lease up to ten (10) years. Financial statements and other information necessary to determine credit risk are to be provided by Agent.

b.                                      Renewal. If Agent requests a front-end cash-out of the commission obligation hereunder with respect to a renewal option contained in the lease which has been duly exercised, and if Prospect in Owner’s opinion then has sufficient credit to meet all of Prospect’s obligations under the lease during the renewal term, Owner shall pay Agent the then prevailing market commission for a renewal, based upon the total Rentals payable for the renewal term, up to ten (10) years, providing that Agent is instrumental in assisting Owner in obtaining such renewal.

c.                                       Expansion. If Agent requests a front-end cash-out of the commission obligation hereunder with respect to an Option to Expand contained in the Lease Agreement which has been duly exercised prior to the termination of the Lease Agreement and if Prospect in Owner’s opinion then has sufficient credit to meet all of Prospect’s obligations under the lease as so expanded, Owner may pay Agent a commission of four and one-half percent (4-1/2%) of the total Rentals payable for the expansion space providing that Agent is instrumental in assisting Owner in obtaining such expansion.

d.                                      Time of Payment. (1) Initial Term. One-half (1/2) upon execution of the lease by Owner and Prospect, delivery thereof to both parties and receipt by Owner of first full month’s rent and any security deposit; and the balance upon occupancy by Prospect, delivery to Owner of satisfactory commencement letter executed by Prospect. In addition, no payment shall be payable until contingencies relating to the actual consummation or cancellation of the agreement by Prospect (including but not limited to contingencies regarding zoning, restrictive covenants, permitting, plan approvals and finish cost limits) are satisfactorily eliminated by the parties to the Lease Agreement. In addition for Build-to-Suit facilities no commission will be payable until Owner has received interim financing for the project.

(2)                                 Renewal Term. If a renewal commission is due pursuant to Paragraph 2.b. above, the commission shall be payable upon written exercise of the renewal option and payment of the rental for the first full month of the renewal term.

e.                                       Cancellation. Notwithstanding the above provisions, where Prospect individually or Prospect and Owner, jointly, have the right to cancel the lease, a commission shall only be paid to Agent for the period up to the date on which the lease may be canceled. If the lease is not then canceled, Owner shall pay the balance of the commission due for the remainder of the period covered under the lease at the time the Prospect’s right to cancel expires, provided Prospect remains in occupancy of the space and is not in default under the Lease.

f.                                        New Lease. In the event Agent furnishes Owner written authorization to represent Prospect and negotiates and consummates a new Lease Agreement between Owner and Prospect covering an expansion or relocation facility, Owner shall pay Agent a commission based on the above provisions for the expansion or relocation premises, but Agent’s commission under the original Lease Agreement shall be terminated as of the commencement date of the new Lease Agreement and any unearned commission paid to the Agent with respect to the original Lease Agreement shall be netted out of commission payable for the new Lease Agreement.

3. GENERAL

a.                                      Sale of Premises. In the event of sale of the premises and assignment of the Lease Agreement by Owner, Owner agrees to provide a copy of this Commission Agreement to the Purchaser and to use its reasonable efforts to obtain from the purchaser or assignee an agreement whereby such purchaser or assignee assumes the obligation to pay to Agent under the terms and provisions hereof, and Owner shall be released from all liability for all future payments of commissions as may thereafter become due under this agreement.

b.                                      Definitions. “Rentals” shall mean the base monthly cash rent, and shall not include any amounts payable by Prospect to Owner for reimbursement of costs and expenses passed through to Prospect, such as real estate taxes, insurance premiums, utilities, janitorial and common area maintenance, or any operating expense escalations or amortization of tenant finish costs above Owner’s building standard allowance.

In addition rentals shall be reduced by the cost of any lease takeover obligations to Owner, free rent or other considerations by Owner to the benefit of Prospect, whether agreed to in the Lease Agreement or other written instrument. Rentals for the purposes of this Commission Agreement, does not include that portion of Prospect’s payments that relate to costs to Owner that are separately amortized because the cost of such improvements are above Owner’s building standard allowance, relate to extraordinary items or otherwise would not be considered within the ordinary course of rental payments in an industrial facility.

c.                                       Binding Effect. Except as otherwise herein provided, all rights and obligations hereunder shall be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and personal representatives of the Owner and Agent.

d.                                      Entire Agreement. Except as expressly herein provided, Owner shall have no obligation to pay, and Agent shall have no right to receive, any commission or other payment with respect to the Lease or any transactions between Owner and Prospect, unless such right or obligation is set forth in writing and signed by Owner and Prospect after the date hereof.

e.                                       Acceptance. This agreement is intended to be an offer, and if not accepted and returned to Owner in writing within three business days from the date hereon, it is hereby withdrawn. If not received by said date, this offer is null and void. This Agreement is not valid unless fully signed by both Owner and Agent.

f.                                        Owner’s Interest. Broker shall look solely to Owner’s interest in the Project for the recovery of any judgement against Owner for failure to perform under this Agreement, and Owner (and Its partners, shareholders and agents) shall not be personally liable for any such judgement therefore.

EXECUTED BY OWNER this 29 day of June, 1999.

WALSTIB, L.P., A DELAWARE LIMITED PARTNERSHIP

By:	WALSTIB Venture, L.L.C., a Delaware limited liability company
Its sole general partner

By:	TCDFW Development, Ltd., a Texas limited partnership
Its Administrative Member

By:	Trammell Crow DFW Development, Inc., a Delaware corporation
Its sole general partner

By:	/s/ Thomas A. Leiser
Thomas A. Leiser

Its:	Executive Vice President

Telephone:	(214) 979–6180

Facsimile:	(214) 979–6355

Executed At:	2200 Ross Avenue, Suite 3700

On:	6/29/99

EXECUTED BY AGENT this         day of               , 1999.

FOBARE COMMERCIAL

By:	/s/ David Walter

Title:	Vice President

Exhibit E

Payment of Commission with Respect to this Amendment Only

1.                                      Capitalized terms used in this exhibit which are not defined in the Amendment to which this exhibit is attached shall have the same meanings attributed to such terms in the Commission Agreement. Upon the execution of the Amendment by Landlord and Tenant, Agent shall be paid, in full, the commission due to Agent by reason of the existence of the Amendment.

2.                                      The foregoing timing of the payment due to Agent applies only with respect to the Amendment to which this exhibit is attached and Landlord reserves the right to insist hereafter upon strict compliance with the terms of the Commission Agreement. The terms of the Commission Agreement shall remain in full force and effect.

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COMMISSION AGREEMENT BETWEEN

WALSTIB, L.P., A DELAWARE LIMITED PARTNERSHIP

AND

FOBARE COMMERCIAL

THIS CONTRACT OF AGREEMENT, entered into by and between Walstib, L.P., a Delaware limited partnership hereinafter referred to as “Owner,” and Fobare Commercial hereinafter referred to as “Agent.”

W I T N E S S E T H :

Agent has assisted or is assisting Owner in negotiating and consummating a Lease Agreement between Owner and PharmaFab, Inc., hereinafter referred to as “Prospect,” covering an approximate 44,000 square foot facility located at (in) 360 Riverside Business Park (Building B) (the “Project”) for a term of 84 months beginning June 1, 1999 with rentals being due to Owner as therein provided, to which lease reference is hereby made, and the same is hereby incorporated herein for all purposes; and

Agent and Owner hereby and herein desire to agree upon a commission to which Agent shall be entitled for such services based on rentals actually received by Owner, as hereinafter provided.

It is mutually agreed as follows:

1. REGISTRATION

a.                                      Registration of the Prospect requires either (a) this Registration Letter from Agent naming the Prospect and a face-to-face meeting with a decision maker representing the Prospect or (b) a duly executed and authorized letter from the Prospect designating Agent as its exclusive Agent.

b.                                      This Registration and Agreement is effective for sixty (60) days after the date hereof and may be extended for another sixty (60) days if the Agent shows evidence satisfactory to Owner that Agent is actively pursuing the execution of a Lease Agreement between Owner and the Prospect.

c.                                       If at any time following the registration of the Prospect pursuant to (a) or (b) above, Agent loses control of the Prospect as evidenced by a letter from the Prospect designating some other Agent as the Prospect’s Agent, then upon notification of such event to Agent by Owner, this Registration Letter and Commission Agreement shall become null and void.

d.                                      Agent has satisfied the aforesaid initial registration requirements of Owner and accordingly Owner agrees to recognize PharmaFab, Inc. as Agent’s Prospect and agrees to pay a commission to Agent if a lease of space of the Project is consummated between the Prospect and Owner during the term of this Agreement.

2. CASH COMMISSION

a.                                      Primary Term. (1) If Agent requests a front-end cash-out of commission obligation hereunder, and if Prospect in Owner’s opinion has sufficient credit to meet all of Prospect’s obligations under the lease, Owner shall, as set forth in d. below, pay Agent as the Commission hereunder four and one-half percent (4-1/2%) of the total Rentals as hereafter payable for the entire initial term of the lease up to ten (10) years. Financial statements and other information necessary to determine credit risk are to be provided by Agent.

b.                                      Renewal. If Agent requests a front-end cash-out of the commission obligation hereunder with respect to a renewal option contained in the lease which has been duly exercised, and if Prospect in Owner’s opinion then has sufficient credit to meet all of Prospect’s obligations under the lease during the renewal term, Owner shall pay Agent the then prevailing market commission for a renewal, based upon the total Rentals payable for the renewal term, up to ten (10) years, providing that Agent is instrumental in assisting Owner in obtaining such renewal.

c.                                       Expansion. If Agent requests a front-end cash-out of the commission obligation hereunder with respect to an Option to Expand contained in the Lease Agreement which has been duly exercised prior to the termination of the Lease Agreement and if Prospect in Owner’s opinion then has sufficient credit to meet all of Prospect’s obligations under the lease as so expanded, Owner may pay Agent a commission of four and one-half percent (4-1/2%) of the total Rentals payable for the expansion space providing that Agent is instrumental in assisting Owner in obtaining such expansion.

d.                                      Time of Payment. (1) Initial Term. One-half (1/2) upon execution of the lease by Owner and Prospect, delivery thereof to both parties and receipt by Owner of first full month’s rent and any security deposit; and the balance upon occupancy by Prospect, delivery to Owner of satisfactory commencement letter executed by Prospect. In addition, no payment shall be payable until contingencies relating to the actual consummation or cancellation of the agreement by Prospect (including but not limited to contingencies regarding zoning, restrictive covenants, permitting, plan approvals and finish cost limits) are satisfactorily eliminated by the parties to the Lease Agreement. In addition for Build-to-Suit facilities no commission will be payable until Owner has received interim financing for the project.

(2)                                 Renewal Term. If a renewal commission is due pursuant to Paragraph 2.b. above, the commission shall be payable upon written exercise of the renewal option and payment of the rental for the first full month of the renewal term.

e.                                       Cancellation. Notwithstanding the above provisions, where Prospect individually or Prospect and Owner, jointly, have the right to cancel the lease, a commission shall only be paid to Agent for the period up to the date on which the lease may be canceled. If the lease is not then canceled, Owner shall pay the balance of the commission due for the remainder of the period covered under the lease at the time the Prospect’s right to cancel expires, provided Prospect remains in occupancy of the space and is not in default under the Lease.

f.                                      New Lease. In the event Agent furnishes Owner written authorization to represent Prospect and negotiates and consummates a new Lease Agreement between Owner and Prospect covering an expansion or relocation facility, Owner shall pay Agent a commission based on the above provisions for the expansion or relocation premises, but Agent’s commission under the original Lease Agreement shall be terminated as of the commencement date of the new Lease Agreement and any unearned commission paid to the Agent with respect to the original Lease Agreement shall be netted out of commission payable for the new Lease Agreement.

3. GENERAL

a.                                      Sale of Premises. In the event of sale of the premises and assignment of the Lease Agreement by Owner, Owner agrees to provide a copy of this Commission Agreement to the Purchaser and to use its reasonable efforts to obtain from the purchaser or assignee an agreement whereby such purchaser or assignee assumes the obligation to pay to Agent under the terms and provisions hereof, and Owner shall be released from all liability for all future payments of commissions as may thereafter become due under this agreement.

b.                                      Definitions. “Rentals” shall mean the base monthly cash rent, and shall not include any amounts payable by Prospect to Owner for reimbursement of costs and expenses passed through to Prospect, such as real estate taxes, insurance premiums, utilities, janitorial and common area maintenance, or any operating expense escalations or amortization of tenant finish costs above Owner’s building standard allowance.

In addition rentals shall be reduced by the cost of any lease takeover obligations to Owner, free rent or other considerations by Owner to the benefit of Prospect, whether agreed to in the Lease Agreement or other written instrument. Rentals for the purposes of this Commission Agreement, does not include that portion of Prospect’s payments that relate to costs to Owner that are separately amortized because the cost of such improvements are above Owner’s building standard allowance, relate to extraordinary items or otherwise would not be considered within the ordinary course of rental payments in an industrial facility.

c.                                       Binding Effect. Except as otherwise herein provided, all rights and obligations hereunder shall be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and personal representatives of the Owner and Agent.

d.                                      Entire Agreement. Except as expressly herein provided, Owner shall have no obligation to pay, and Agent shall have no right to receive, any commission or other payment with respect to the Lease or any transactions between Owner and Prospect, unless such right or obligation is set forth in writing and signed by Owner and Prospect after the date hereof.

e.                                       Acceptance. This agreement is intended to be an offer, and if not accepted and returned to Owner in writing within three business days from the date hereon, it is hereby withdrawn. If not received by said date, this offer is null and void. This Agreement is not valid unless fully signed by both Owner and Agent.

f.                                        Owner’s Interest. Broker shall look solely to Owner’s interest in the Project for the recovery of any judgement against Owner for failure to perform under this Agreement, and Owner (and Its partners, shareholders and agents) shall not be personally liable for any such judgement therefore.

EXECUTED BY OWNER this 29 day of June, 1999.

WALSTIB, L.P., A DELAWARE LIMITED PARTNERSHIP

By:	WALSTIB Venture, L.L.C., a Delaware limited liability company
Its sole general partner

By:	TCDFW Development, Ltd., a Texas limited partnership
Its Administrative Member

By:	Trammell Crow DFW Development, Inc., a Delaware corporation
Its sole general partner

By:	/s/ Thomas A. Leiser
Thomas A. Leiser

Its:	Executive Vice President

Telephone:	(214) 979–6180

Facsimile:	(214) 979–6355

Executed At:	2200 Ross Avenue, Suite 3700

On:	6/29/99

EXECUTED BY AGENT this              day of              , 1999.

FOBARE COMMERCIAL

By:	/s/ David Walter

Title:	Vice President

INTERIM AMENDMENT TO LEASE

This INTERIM AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of September 4, 2003, by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation (hereinafter referred to as “Landlord”), and PFAB LP, a Texas limited partnership (hereinafter referred to as “Tenant”).

BACKGROUND:

A.                                    Walstib, L.P. (“Walstib”) and PharmaFab, Inc., a Texas corporation (“PharmaFab”), entered into that certain Commercial Lease Agreement dated on or about June 29, 1999, and having a Commencement Date as of October 25, 1999 (as same may have been amended and assigned, the “Lease”) regarding certain premises (the “Premises”) located at 360 Riverside Business Center in the City of Grand Prairie, Tarrant County, Texas, as more particularly described in the Lease.

B.                                    Pursuant to that certain Assignment of Lease dated on or about June 29, 1999, to be effective as of July 1, 1999, PharmaFab assigned its right, title and interest in the Lease to Tenant.

C.                                    Walstib and Tenant amended the Lease pursuant to that certain First Amendment to Lease dated effective as of September 1, 2002 (the “First Amendment”) pursuant to which the Premises were expanded from approximately 44,000 square feet of space in Suite 100 of Building B of the Industrial Center (the “Suite 100 Space”) to include approximately 50,000 additional square feet in Suite 100 of Building A of the Industrial Center (the “Building A Space”) and Bruce K. Montgomery was released from his Guaranty of Lease.

D.                                    Landlord succeeded to the interest of Walstib under the Lease.

E.                                     Landlord and Tenant are currently negotiating a Second Amendment to Lease (the “Second Amendment”) relocating a portion of the Premises.

F.                                      Landlord and Tenant desire to amend the Lease on an interim basis, to allow entry by Tenant into the space located at 2940 North Highway 360, Suite 400 43 Grand Prairie, Texas (the “Expansion Premises”) for the purpose of installing Tenant’s equipment and telecommunications equipment.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.                                     Capitalized Terms. All capitalized terms which are not otherwise defined herein shall have the meaning set forth in the Lease, as amended hereby.

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2.                                      Expansion. As of September 4, 2003 (the “Effective Date”), the term “Premises” as used in the Lease shall include the Expansion Premises. Tenant’s occupancy of the Expansion Premises is under all terms and conditions of the Lease, as modified hereby.

3.                                      Term — Expansion Premises. The term of the Lease with regard to the Expansion Premises is month to month (“Temporary Expansion Term”). The Temporary Expansion Term shall expire upon the earlier of (i) full execution of the Second Amendment and fulfillment of the contingency set forth therein, or (ii) 15 days after written notice of termination by either party to the other party.

4.                                      Rental. The Rent for the Expansion Premises is $1,000 per month, payable as provided in the Lease. Tenant shall not be responsible for payment of Tenant’s Share of Operating Expenses with regard to the Expansion Premises during the Temporary Expansion Term. Rent for any partial calendar month shall be prorated on a per diem basis.

5.                                      Acceptance of Premises. Tenant accepts the Expansion Premises in their “AS IS, WHERE IS” condition, and Landlord has no obligation to Improve, repair, restore, or refurbish the Premises. Tenant’s occupancy of any portion of the Premises is conclusive avidence that Tenant: (A) accepts such portion of the Premises as suitable for the purposes for which they are leased; (B) accepts such portion of the Premises as being in a good and satisfactory condition; (C) waives any defects in the Premises; and (D) having been provided an opportunity to inspect and measure each portion of the Premises, agrees that the square footage numbers specified in this Amendment are accurate, binding, and conclusive for all purposes. Neither Landlord nor any other Landlord Entity has made, and Tenant waives, any express or implied representation or warranty with respect to the Premises or any other portion of the Industrial Center including, without limitation, any representation or warranty with respect to the suitability or fitness of the Premises or any other portion of the Industrial Center for the conduct of Tenant’s business. Landlord expressly recognizes, covenants and agrees that notwithstanding the terms of this Paragraph 4 or Paragraph 7, to the contrary, nothing in this Paragraph 4 relieves Landlord of any of its obligations pursuant to the Lease, including, without limitation. Paragraph 7.2 of the Lease and Paragraph 16.17 of the Lease.

6.                                      Brokerage; Mutual Indemnities.

a.                                      Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment other than Trammell Crow Company and CB Richard Ellis (collectively, “Brokers”). Tenant shall indemnify, defend, and hold Landlord harmless against all costs, expenses, attorneys’ fees, or other liability for commissions or other compensation or charges claimed by any broker or agent other than Brokers claiming by, through, or under Tenant with respect to this Amendment.

b.                                      Landlord warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment other than Brokers. Landlord shall indemnify, defend, and hold Tenant harmless against all costs, expenses, attorneys’ fees, or other liability for commissions or other

2

compensation or charges claimed by any broker or agent, Including Brokers, claiming by, through or under Landlord with respect to this Amendment.

c.                                       Any brokerage commissions payable to Brokers are payable by Landlord pursuant to the terms of separate agreements between Landlord and Broker.

7.                                      No Offsets. Tenant hereby represents to Landlord that to the best of Tenant’s knowledge, as of the date of this Amendment. Tenant has no defenses to or offsets against the full and timely payment and performance of each and every covenant and obligation required to be performed by Tenant under the terms of the Lease.

8.                                      Conflicts. The terms of this Amendment prevail if there is a conflict with the terms of the Lease.

9.                                      Headings. The headings or captions of the paragraphs in this Amendment are for convenience only and shall not act and shall not be implied to act to limit or expand the construction and intent of the contents of the respective paragraph.

10.                               Binding Effect. This Amendment is binding upon and shall inure to the benefit of the parties and their respective successors and assigns (but this reference to assigns shall not be deemed to act as a consent to an assignment by Tenant).

11.                               Ratification. The Lease, as amended and modified hereby, is ratified and confirmed by the parties as being in full force and effect.

3

EXECUTED as of the date first above written.

LANDLORD:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA,
a New York corporation

By:	/s/ Leonard Balducci
	Print Name:	Leonard Balducci
	As Its:	Associate Director

TENANT:

PFAB LP,
a Texas limited partnership

By:	PharmaFab Texas, LLC,
its general partner

	By:	/s/ Darlene M. Ryan
Print Name: Darlene M. Ryan
As its: Sole Manager

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ATTACHMENT “A”

to Interim Amendment to Lease by and between

Teachers Insurance and Annuity Association of America, as Landlord,

and

PFAB LP, as Tenant

FLOOR PLAN OF THE EXPANSION PREMISES

1

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of October 1, 2003, by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation (hereinafter referred to as “Landlord”), and PFAB LP, a Texas limited partnership (hereinafter referred to as “Tenant”).

BACKGROUND:

A.                                    Walstib, L.P. (“Walstib”) and PharmaFab, Inc., a Texas corporation (“PharmaFab”), entered into that certain Commercial Lease Agreement dated on or about June 29, 1999, and having a Commencement Date as of October 25, 1999 (as same may have been amended and assigned, the “Lease”) regarding certain premises (the “Premises”) located at 360 Riverside Business Center in the City of Grand Prairie, Tarrant County, Texas, as more particularly described in the Lease.

B.                                    Pursuant to that certain Assignment of Lease dated on or about June 29, 1999, to be effective as of July 1, 1999, PharmaFab assigned its right, title and interest in the Lease to Tenant.

C.                                    Walstib and Tenant amended the Lease pursuant to that certain First Amendment to Lease dated effective as of September 1, 2002 (the “First Amendment”) pursuant to which the Premises were expanded from approximately 44,000 square feet of space in Suite 100 of Building B of the Industrial Center (the “Suite 100 Space”) to include approximately 50,000 additional square feet in Suite 100 of Building A of the Industrial Center (the “Building A Space”) and Bruce K. Montgomery was released from his Guaranty of Lease.

D.                                    Landlord succeeded to the interest of Walstib under the Lease.

E.                                     Landlord and Tenant amended the Lease on a short term basis pursuant to an Interim Amendment to Lease, dated September 4, 2003.

F.                                      Landlord and Tenant desire to further amend the Lease as hereinafter set forth to include, without limitation, the release of Darlene M. Ryan from any guaranty of the Lease.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.                                      Capitalized Terms. All capitalized terms which are not otherwise defined herein shall have the meaning set forth in the Lease, as amended hereby.

2.                                      Relocation. As of the respective Effective Dates set forth below, the Building A Space will be relocated to 2940 N. Highway 360, Building B, Suite 400 (“Suite 400 Space”) consisting of approximately 20,170 square feet of space and 2940 N. Highway 360,

1

Building B, Suite 200 consisting of approximately 33,112 square feet of space (“Suite 200 Space”) for a total of approximately 53,282 square feet of space.

The Lease will terminate as to the Building A Space [except with regard to liabilities due and outstanding as of the Suite 400 Effective Date (hereinafter defined)] and Tenant will relocate from the Building A Space to the Suite 400 Space on September 9, 2003 (the “Suite 400 Effective Date”).

Upon vacating the Building A Space, Tenant shall surrender such space in accordance with the terms of the Lease, as though the Lease had expired with respect to the Building A Space. Tenant is solely responsible for all costs of relocating from the Building A Space.

Subject to the satisfaction of the contengency set forth in Paragraph 10 of this Amendment, effective 5 days after the date SmartMail, LLC (“SmartMail”), the current tenant of Suite 200 of Building B, vacates Suite 200 (the “Suite 200 Effective Date”), the Premises shall be deemed to include the Suite 200 Space. From and after the Suite 200 Effective Date, the term “Premises” shall be deemed to refer to the Suite 100 Space, the Suite 200 Space and the Suite 400 Space for a total of approximately 97,282 square feet of space, all as more fully described on Attachment A hereto.

3.                                      Term. The Lease, as amended hereby shall expire on November 30, 2010 (the “Expiration Date”).

4.                                      Base Rental. Upon the Suite 400 Effective Date, monthly Base Rent is payable as follows:

a.                                      Suite 400 Space. From the Suite 400 Effective Date through the date prior to the Suite 200 Effective Date, Monthly Base Rent for the Suite 400 Space is $19,867.45. From the Suite 200 Effective Date until May 9, 2004, Base Rental for the Suite 400 Space is abated. Thereafter, Monthly Base Rental for the Suite 400 Space is as follows:

5/9/04 - 4/30/09	$16,505.78
5/1/03 - 11/30/10	$18,774.91

b.                                      Suite 200 Space. From the Suite 200 Effective Date through the date prior to the fifth anniversary thereof, Monthly Base Rental for the Suite 200 Space is $21,633.17. From and after the fifth anniversary of the Suite 200 Effective Date through the Expiration Date, the Monthly Base Rental for the Suite 200 Space is $23,702.67.

c.                                       Suite 100 Space. Monthly Base Rental for the Suite 100 Space is as follows:

9/1/03 - 10/31/04	$28,930.00
11/1/04 - 10/31/05	$35,126.67
11/1/05 - 11/30/10	$36,593.33

Landlord and Tenant agree to execute and deliver a memorandum setting forth the actual dates and rental rates once such dates are determined.

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5.                                      Operating Expenses. Tenant shall be liable for Tenant’s Share of Operating Expenses for each portion of the Premises on the applicable Effective Date for such portion, payable as provided in the Lease. Tenant’s Share of Operating Expenses for the Industrial Park and Building is determined on a per square foot basis by dividing the number of square feet in the Premises (or applicable portion thereof) by the total number of square feet in the Industrial Park or Building, as applicable. From the Suite 400 Effective Date through the date prior to the Suite 200 Effective Date, Landlord estimates Tenant’s Share of Operating Expenses as follows:

(a)	Industrial Park	29.90%
(b)	Building	56.49%

Upon the Suite 200 Effective Date, Landlord estimates Tenant’s Share of Operating Expenses as follows:

(a)	Industrial Park	45.33%
(b)	Building	85.64%

6.                                      Right of First Refusal.

a.                                      If during the Lease Term, Suite 300 of Building B is available for lease and Landlord enters into a letter of intent with a third party covering all of the essential terms (collectively, the “Third Party Terms”) for any of such space (the “First Refusal Space”), then Landlord shall deliver a notice to Tenant (the “First Refusal Notice”) offering to lease the First Refusal Space to Tenant under the Third Party Terms (the “ROFR Terms”). As used in this Paragraph 6 only, the term available for lease means that the First Refusal Space is neither: (i) subject to any rights of third parties existing as of the date of this Amendment, including, without limitation, previously granted rights of first notice, expansion rights, extension rights, options to lease, or other previously granted rights, nor (ii) subject to renewal by its current tenant, Statewide, whether or not such renewal is pursuant, to an option to renew set forth in its lease as of the date of this Amendment.

b.                                      Tenant may elect to lease the First Refusal Space under the ROFR Terms by delivering a notice (the “Response Notice”) to Landlord within 5 business days after the date Tenant receives the First Refusal Notice. If (i) Landlord does not receive the Response Notice within the 5 business day period or (ii) in the Response Notice Tenant elects not to lease the First Refusal Space under the ROFR Terms, then Tenant is deemed to waive its right to lease the First Refusal Space and Tenant has no further rights under this Paragraph 6. Notwithstanding the foregoing, however, if Landlord does not then execute a lease for the First Refusal Space with any third party, under economic terms no more than 5% different from those set forth in the Third Party Terms, then this Paragraph 6, and the parties’ rights and obligations hereunder, will be reinstated in their entirety.

c.                                       If Tenant timely delivers a Response Notice electing to lease First Refusal Space under the ROFR Terms, then Landlord shall promptly prepare, and deliver to Tenant an amendment to the Lease adding the First Refusal Space to the Premises upon the ROFR Terms, which amendment will be in a form

3

substantially similar to this Amendment. Landlord and Tenant shall execute and deliver such amendment within 5 business days thereafter.

d.                                      Landlord is not obligated to offer the First Refusal Space to Tenant, and Tenant may not exercise its option to lease the First Refusal Space, if Tenant is in default under the Lease at the time Landlord would otherwise be obligated to give notice to Tenant under this Paragraph.

The Right of First Offer set forth in Section 7 of the First Amendment is hereby deleted and shall be of no further force and effect.

7.                                      Security Deposit; Release of Guaranties. Upon execution of this Amendment, Tenant shall deposit the amount of $48,706.56 as in increase in the Security Deposit currently held by Landlord under Section 5 of the Lease for a total Security Deposit of $86,706.57. The Security Deposit shall be held and applied by Landlord as provided in the Lease. Upon execution of this Amendment by Landlord, Darlene M. Ryan is and shall automatically without any further action be deemed released from and shall have no further liability pursuant to the guaranties previously executed by her in connection with the Lease, including without limitation, that certain Guaranty of Lease dated June 29, 1999 and that certain Guaranty of Lease dated effective September 1, 2002. It is further recognized and agreed that pursuant to the terms of the First Amendment, Bruce K. Montgomery, was previously released from any and all guaranties previously executed by him in connection with the Lease, including, without limitation, that certain Guaranty of Lease Dated June 29, 1999.

8.                                      Acceptance of Premises. Tenant accepts the Premises including Suites 200 and 400 in their “AS IS, WHERE IS” condition, and Landlord, subject to its obligations under Attachment B, has no obligation to improve, repair, restore, or refurbish the Premises. Tenant’s occupancy of any portion of the Premises is conclusive evidence that Tenant: (A) accepts such portion of the Premises as suitable for the purposes for which they are leased; (B) accepts such portion of the Premises as being in a good and satisfactory condition; (C) waives any defects in the Premises; and (D) having been provided an opportunity to inspect and measure each portion of the Premises, agrees that the square footage numbers specified in this Amendment are accurate, binding, and conclusive for all purposes. Neither Landlord nor any other Landlord Entity has made, and Tenant waives, any express or implied representation or warranty with respect to the Premises or any other portion of the Industrial Center including, without limitation, any representation or warranty with respect to the suitability or fitness of the Premises or any other portion of the Industrial Center for the conduct of Tenant’s business. Landlord expressly recognizes, covenants and agrees that notwithstanding the terms of this Paragraph 8 or Paragraph 13, to the contrary, nothing in this Paragraph 8 relieves Landlord of any of its obligations pursuant to the Lease, including, without limitation, Paragraph 7.2 of the Lease and Paragraph 16.17 of the Lease.

9.                                      Finish-Out of Premises. Landlord agrees to provide Tenant with a finish-out allowance of $301,036 for costs incurred in connection with renovations to the Premises. Tenant hereby waives any rights it may have to approximately $250,000 in additional tenant improvements to be made to the Building A Space. Tenant must perform all Tenant Finish Work in accordance with the terms of the Lease and Attachment B to this Amendment.

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10.                               Contingency. The Suite 200 Space is currently subject to a lease dated February 25, 2000 by and between Landlord, as successor in interest to Walstib and SmartMail (the “SmartMail Lease”) The effectiveness of this Amendment is contingent on Landlord executing an amendment to the SmartMail Lease in form and substance satisfactory to Landlord, relocating SmartMail to the Building A Space. If Landlord and SmartMail fail to so amend the SmartMail Lease on or before October 2, 2003, Landlord shall notify Tenant in writing and this Amendment shall be terminated and of no further force and effect.

11.                               Brokerage; Mutual Indemnities.

a.                                      Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment other than Trammell Crow Company and CB Richard Ellis (collectively, “Brokers”). Tenant shall indemnify, defend, and hold Landlord harmless against all costs, expenses, attorneys’ fees, or other liability for commissions or other compensation or charges claimed by any broker or agent other than Brokers claiming by, through, or under Tenant with respect to this Amendment.

b.                                      Landlord warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment other than Brokers. Landlord shall indemnify, defend, and hold Tenant harmless against all costs, expenses, attorneys’ fees, or other liability for commissions or other compensation or charges claimed by any broker or agent, including Brokers, claiming by, through or under Landlord with respect to this Amendment.

c.                                       Any brokerage commissions payable to Brokers are payable by Landlord pursuant to the terms of separate agreements between Landlord and Broker.

12.                               No Offsets. Tenant hereby represents to Landlord that to the best of Tenant’s knowledge, as of the date of this Amendment, Tenant has no defenses to or offsets against the full and timely payment and performance of each and every covenant and obligation required to be performed by Tenant under the terms of the Lease.

13.                               Conflicts. The terms of this Amendment prevail if there is a conflict with the terms of the Lease.

14.                               Headings. The headings or captions of the paragraphs in this Amendment are for convenience only and shall not act and shall not be implied to act to limit or expand the construction and intent of the contents of the respective paragraph.

15.                               Binding Effect. This Amendment is binding upon and shall inure to the benefit of the parties and their respective successors and assigns (but this reference to assigns shall not be deemed to act as a consent to an assignment by Tenant).

16.                               Ratification. The Lease, as amended and modified hereby, is ratified and confirmed by the parties as being in full force and effect.

17.                               Acknowledgement of Option to Extend. Landlord recognizes, covenants and agrees that the Option to Extend set forth in Paragraph 8 of the First Amendment remains in full

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force and effect and applies and shall continue to apply to the Premises as defined herein.

EXECUTED as of the date first above written.

LANDLORD:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA,
a New York corporation

By:	/s/ Leonard Balducci
	Print Name:	Leonard Balducci
	As Its:	Associate Director

TENANT:

PFAB LP,
a Texas limited partnership

By:	PharmaFab Texas, LLC,
its general partner

	By:	/s/ Darlene M. Ryan
Print Name: Darlene M. Ryan
As Its: Sole Manager

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ATTACHMENT “A”

to Third Amendment to Lease by and between

Teachers Insurance and Annuity Association of America, as Landlord,

and

PFAB LP, as Tenant

FLOOR PLAN OF THE PREMISES

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ATTACHMENT B

to Third Amendment to Lease by and between

Teachers Insurance and Annuity Association of America, as Landlord,

and

PFAB LP, as Tenant

TENANT FINISH CONSTRUCTION

A.                                    Plans and Specifications: Tenant shall submit to Landlord at least 30 days prior to commencement of any remodeling in the Premises complete initial plans and specifications (the “Initial Construction Documents”) for the remodeling of the Premises. The Initial Construction Documents must include, without limitation:

1.                                      General Notes Sheet

2.                                      Demolition Plan

3.                                      New Construction Plan with details of all new improvements

4.                                      Finishes Plan

5.                                      Electrical, Mechanical and Plumbing Plan

Within 15 days after receipt of the Initial Construction Documents, Landlord shall deliver to Tenant a notice either approving or disapproving them. Any disapproval must specify in reasonable detail the reasons for the disapproval. If Tenant does not receive a notice from Landlord disapproving the Initial Construction Documents within the 15-day period, Landlord is deemed to approve the Initial Construction Documents. If Landlord disapproves the Initial Construction Documents, Tenant shall revise them to conform to Landlord’s objections and deliver complete copies of the revised Initial Construction Documents to Landlord.

The approved Initial Construction Documents are referred to as the “Construction Documents” and all work to be performed by Tenant pursuant to the Construction Documents is referred to as the “Tenant Finish Work”. Landlord’s approval of the Construction Documents is not a warranty that the Construction Documents comply with Applicable Laws.

B.                                    Tenant Finish Work. Tenant shall pay the Actual Cost (defined below) of all Tenant Finish Work. Within 45 days of completion of the Tenant Finish Work, and presentation to Landlord of (i) receipts and invoices marked “paid” (ii) lien releases executed by all parties performing Tenant Finish Work, including without limitation, the general

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contractors, materialmen and other vendors performing any portion of the Tenant Finish Work or supplying any materials used in connection therewith, and (iii) the Architect’s Certificate of Substantial Completion, Landlord will reimburse Tenant for a portion of the Tenant Finish Work, up to the amount of $301,036.00 (the “Work Allowance”). The term “Actual Cost” means the cost of all labor and materials and all hard and soft costs relating to the Tenant Finish Work, together with the Building Service Fee of 4% of all hard costs of the Tenant Finish Work.

Tenant, at its cost and risk (subject to reimbursement of the Work Allowance by Landlord), shall construct or cause to be constructed the Tenant Finish Work in substantial accordance with the Construction Documents. Tenant shall allow Landlord access to the Premises at all times to inspect the Tenant Finish Work. Landlord has no obligation to inspect the Tenant Finish Work. No inspection by Landlord of the Tenant Finish Work is a warranty that the Tenant Finish Work complies with the Construction Documents or any Applicable Laws.

C.                                    General.

1.                                      Any changes to the Construction Documents must first be submitted to Landlord for review and approval prior to the work reflected in such amended Plans being undertaken by Tenant.

2.                                      Workmanship and materials to be used in the Tenant Finish Work shall be of best quality. Any approval by Landlord of the Plans shall not in any way constitute a representation or warranty of Landlord as to the adequacy of sufficiency of the Plans; such approval shall merely be the consent of Landlord as may be required hereunder in connection with the Tenant Finish Work in accordance with the Plans under the terms of the Lease.

3.                                      Tenant shall perform the Tenant Finish Work consistent with Building Rules and Regulations, in a manner to minimize noise and other interference with tenants of the Industrial Center and shall remove all trash and debris from the Premises on a daily basis.

4.                                      Upon completion of the construction of Tenant Finish Work, Tenant shall promptly restore any area of the Industrial Center damaged as a result of Tenant’s construction of the Tenant Finish Work to the condition existing prior to the commencement of such construction.

5.                                      All contractors, subcontractors, suppliers, service providers, moving companies, and others performing work of any type for Tenant in the Industrial Center shall carry the insurance listed below with companies acceptable to Landlord:

a.                                      Commercial General Liability Insurance (ISO Form CG00010798 or its equivalent), written on an “occurrence” basis, with minimum limits of $1,000,000 per occurrence; $3,000,000 general aggregate for bodily injury, personal injury and property damage. If required by Landlord, liquor liability coverage will be included.

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b.                                      Workers’ Compensation insurance with statutory limits and Employers Liability with a $1,000,000 per accident limit for bodily injury or disease.

c.                                       Automobile Liability covering all owned, non-owned and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

Tenant shall deliver to Landlord, c/o Trammell Crow Company (“Manager”), 2200 Ross Avenue, Suite 3700, Dallas, Texas 75201, Attention: Betty Venator, duly executed certificates of all insurance (Acord Form 27, modified as necessary to cover liability insurance) and additional insured endorsements reasonably satisfactory to Landlord (on ISO Form 2026 or its equivalent, without modification) prior to entering the Premises and annually thereafter, reflecting evidence of required coverages.

All insurance required under hereunder (i) shall be primary and non-contributory (ii) shall provide for severability of interests, (iii) shall be issued by insurers, licensed to do business in the state in which the Premises are located and which are rated A:IX or better by Best’s Key Rating Guide, (iv) shall be endorsed to include Landlord and such other persons or entities as Landlord may from time to time designate, as additional insureds without restriction (Commercial General Liability only), and (v) shall be endorsed to provide at least 30-days prior notification of cancellation or material change in coverage to said additional insureds. Each policy must be endorsed to waive any rights of subrogation against Landlord, its officers, directors, employees, agents, partners and assigns.

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FOURTH AMENDMENT TO LEASE

This FOURTH AMENDMENT TO LEASE (this Amendment) is made and entered into as of June 30, 2009 (the Execution Date), to be effective as of May 1, 2009 (the Effective Date), by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation (Landlord), and NEOS THERAPEUTICS, LP, a Texas limited partnership, formerly known as PFAB LP (Tenant).

BACKGROUND:

A.                                    Walstib, L.P., a Delaware limited partnership (Walstib), and PharmaFab, Inc., a Texas corporation (PharmaFab), entered into that certain Commercial Lease Agreement dated on or about June 29, 1999, and having a Commencement Date as of October 25, 1999 (the Original Lease) regarding certain premises containing approximately 44,000 square feet in Suite 100 (the Original Premises) of Building B (the Building) in the industrial complex commonly known as 360 Riverside Business Center located at 2940 N. Highway 360 in the City of Grand Prairie, Tarrant County, Texas, as more particularly described in the Original Lease (the Industrial Center).

B.                                    Pursuant to that certain Assignment of Lease dated on or about June 29, 1999, to be effective as of July 1, 1999, PharmaFab assigned its right, title and interest in the Original Lease to PFAB LP, a Texas limited partnership (PLP).

C.                                    Walstib and PLP amended the Original Lease pursuant to that certain First Amendment to Lease dated effective as of September 1, 2002 (the First Amendment) pursuant to which (i) the Original Premises were expanded to include approximately 50,000 additional square feet in Suite 100 of Building A of the Industrial Center (the Building A Premises) and (ii) Bruce K. Montgomery was released from his Guaranty of Lease.

D.                                    Landlord succeeded to the interest of Walstib under the Lease.

E.                                     Landlord and PLP further amended the Original Lease on a short term basis pursuant to an Interim Amendment to Lease dated September 4, 2003 (the Second Amendment).

F.                                      Landlord and PLP further amended the Original Lease pursuant to that certain Third Amendment to Lease dated October 1, 2003 (the Third Amendment) pursuant to which (i) the Building A Premises were relocated to Suites 200 and 400 of the Building such that the Premises (as defined in the Original Lease) consist of (1) approximately 77,112 square feet of space in Suites 100 and 200 of the Building (collectively, the Renewal Premises) and (2) approximately 20,170 square feet of space in Suite 400 of the Building (the Suite 400 Space) and (ii) Darlene M. Ryan was released from her Guaranty of Lease. The Original Lease, as amended by the First Amendment, Second Amendment and Third Amendment, is referred to herein as the Lease.

G.                                    On June 22, 2007, Tenant changed its name to Neos Therapeutics, LP.

H.                                   Landlord and Tenant desire to further amend the Lease to extend the Term of the Lease for the Renewal Premises and modify certain provisions of the Lease as hereinafter set forth, but not otherwise.

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AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.                                      Capitalized Terms. All capitalized terms which are not otherwise defined herein shall have the meaning set forth in the Lease, as amended hereby.

2.                                      Term. The Term for the Renewal Premises is extended to expire on December 31, 2019 (the Expiration Date). The Term for the Suite 400 Space shall expire on November 30, 2010. Commencing December 1, 2010, the term “Premises” shall refer to the Renewal Premises only.

3.                                      Base Rent. From the Effective Date through the Expiration Date, the Base Rent payable with respect to the Renewal Premises and the Suite 400 Space, as applicable, is as follows:

	Base Rent/SF	Base Rent/SF
	(Renewal Premises —	(Suite 400 Space —	Monthly Base
Period	77,112 square feet)	20,170 square feet)	Rent

5/1/09 — 9/30/09	$0.00	$11.17	$18,774.91
10/1/09 — 11/30/10	$7.50	$11.17	$66,969.91
12/1/10 — 4/30/11	$7.50	—	$48,195.00
5/1/11 — 12/31/13	$8.50	—	$54,621.00
1/1/14 — 12/31/16	$9.00	—	$57,834.00
1/1/17 — 12/31/19	$9.50	—	$61,047.00

All other terms of the Lease regarding the payment of Base Rent remain unchanged. Tenant shall continue to pay all other amounts payable under the Lease; provided, however, Tenant’s Share shall be amended in accordance with Section 5 of this Amendment.

4.                                      Acceptance of Premises. Tenant accepts the Premises in their “AS-IS” condition and Landlord shall have no obligation to improve, repair, restore or refurbish the Renewal Premises except as otherwise specifically provided in this Amendment. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, except as otherwise expressly provided in this Amendment, with respect to the Renewal Premises or any other portion of the Industrial Center including, without limitation, any representation or warranty with respect to the suitability or fitness of the Renewal Premises or any other portion of the Industrial Center for the conduct of Tenant’s business. Nothing in this Paragraph 4 shall negate or diminish Landlord’s repair or restoration obligations under the Lease.

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5.                                      Operating Expenses.

a.                                      Tenant shall be liable for Tenant’s Share of Operating Expenses for the Premises, payable as provided in the Lease. Tenant’s Share for the Industrial Center and the Building is determined on a per square foot basis by dividing the number of square feet in the Premises (or applicable portion thereof) by the total number of square feet in the Industrial Center or the Building, as applicable.

From the Effective Date through November 30, 2010, Tenant’s Share of Operating Expenses is as follows:

(a)	Industrial Center	45.33%
(b)	Building	85.64%

From December 1, 2010 through the Expiration Date, Tenant’s Share of Operating Expenses is as follows:

(a)	Industrial Center	35.93%
(b)	Building	67.88%

b.                                      Upon the Effective Date, Section 4.2 of the Lease is amended by adding the following:

(g)                                  For purposes of determining Tenant’s Share of Operating Expenses, Controllable Operating Expenses (defined below) for any calendar year will not increase over the amount of Controllable Operating Expenses during the previous year (calculated upon a base equal to the actual expenses incurred for calendar year 2009) by more than 8% per year on a cumulative basis, compounded annually. For example, the maximum amount of Controllable Operating Expenses that may be included in the calculation of such Additional Rent for each calendar year after 2009 shall equal the product of the Controllable Operating Expenses incurred for calendar year 2009 and the following percentages for the following calendar years: 108% for 2010, 116.64% for 2011, 125.97% for 2012, etc. The term Controllable Operating Expenses means all Operating Expenses except costs and expenses for taxes, insurance, property management fees (except for property management fees paid to affiliates of Landlord), utilities, costs to Landlord resulting from compliance with Applicable Requirements, and any increases in service contract fees and expenses resulting from government-mandated wage increases.

6.                                      Tenant’s Insurance. Upon the Effective Date, Section 8.2 of the Lease is deleted and the following substituted therefor:

(a)                                 At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of this Lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant’s operation and use of the Premises.

(i)                                     Commercial General Liability Insurance (ISO Form CG00010798 or its equivalent), written on an “occurrence” basis, with minimum limits of

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$1,000,000 per occurrence; $2,000,000 general aggregate for bodily injury, personal injury and property damage and excess umbrella liability insurance in the amount of $5,000,000. Tenant’s Commercial General Liability Insurance must cover business carried on, in or from the Premises and Tenant’s use and occupancy of the Premises (including contractual liability and must have no deductible).

(ii)                                  Workers’ compensation insurance complying with statutory requirements of the State of Texas and employers liability insurance in amounts not less than $500,000 bodily injury per accident/$500,000 disease each employee/$500,000 disease policy limit.

(iii)                               Automobile Liability covering all owned, non-owned and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

(iv)                              Property insurance against all risks of loss to any tenant improvements or betterments and business personal property on a full replacement cost basis with no coinsurance penalty provision and a deductible not to exceed $25,000; and Business Interruption Insurance with a limit of liability representing loss of at least approximately six months of income.

(b)                                 Tenant shall deliver to Landlord duly executed certificates of all insurance (Acord Form 28, modified as necessary to cover liability insurance) and additional insured endorsements reasonably satisfactory to Landlord (on ISO Form 2026 or its equivalent, without modification) prior to July 1, 2009 and annually thereafter, reflecting evidence of required coverages together with endorsements required under this Section 8.2.

(c)                                  All insurance required under Paragraph 8.2 (i) shall be primary and non-contributory, (ii) shall provide for severability of interests, (iii) shall be issued by insurers, licensed to do business in the state in which the Premises are located and which are rated A-:IX or better by Best’s Key Rating Guide, (iv) shall be endorsed to include Landlord, Landlord’s property manager and such other persons or entities as Landlord may from time to time designate, as additional insureds without restriction (Commercial General Liability and excess umbrella liability insurance only), (v) shall be endorsed to endeavor to provide at least 30-days prior notification of cancellation or material change in coverage to said additional insureds, and (vi) shall be endorsed to waive any rights of subrogation against Landlord, its officers, directors, employees, agents, partners and assigns. All deductibles shall be at Tenant’s sole risk and shall be paid by, assumed by and for the account of Tenant.

(d)                                 If Tenant fails to comply with the insurance requirements, Landlord may obtain the required insurance on behalf of Tenant and Tenant shall pay the cost thereof as Additional Rent.

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7.                                      Waiver of Subrogation. Upon the Effective Date, Section 8.4 of the Lease is deleted and the following substituted therefor:

Each party waives all claims that arise or may arise in its favor against the other party, or anyone claiming through or under them, by way of subrogation or otherwise, during the Lease Term or any extension or renewal thereof, for all losses of, or damage to, any of its property (WHETHER OR NOT THE LOSS OR DAMAGE IS CAUSED IN WHOLE OR IN PART BY THE FAULT OR NEGLIGENCE OR STRICT LIABILITY OF THE OTHER PARTY OR ANYONE FOR WHOM THE OTHER PARTY IS RESPONSIBLE), which loss or damage is covered by valid and collectible Special Form Property insurance policies or would have been covered by such insurance policies had the party maintained such insurance. The party incurring the loss or damage will be responsible for any deductible or self-insured retention under its property insurance. These waivers are in addition to, and not in limitation of, any other waiver or release in this Lease with respect to any loss or damage to property of the parties. Each party shall immediately give each insurance company issuing to it policies of Special Form Property insurance written notice of the terms of these mutual waivers, and have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of these waivers.

8.                                      Indemnity. Upon the Effective Date, Section 8.5 of the Lease is amended by adding the following:

THE INDEMNITY IN THIS SECTION WILL APPLY EVEN IF THE LOSS OR DAMAGE IS CAUSED OR ALLEGED TO BE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OR STRICT LIABILITY OF A LANDLORD ENTITY BUT WILL NOT APPLY TO THE EXTENT THE DAMAGE OR LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH LANDLORD ENTITY.

9.                                      Exemption of Landlord from Liability. Upon the Effective Date, Section 8.6 of the Lease is deleted and the following substituted therefor:

Landlord Entities shall not be liable for and Tenant waives any claims against Landlord Entities (EVEN IF SUCH CLAIMS ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD ENTITIES BUT NOT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD ENTITIES) for injury or damage to the person or the property of Tenant, Tenant’s employees, contractors, invitees, customers or any other person in or about the Premises, Building or Industrial Center from any cause whatsoever, including, but not limited to, damage or injury which is caused by or results from (i) fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or (ii) from the condition of the Premises, other portions of the Building or Industrial Center. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord nor from the failure by Landlord to enforce the provisions of any other lease in the Industrial Center. NOTWITHSTANDING LANDLORD’S NEGLIGENCE OR BREACH OF THIS LEASE, LANDLORD SHALL UNDER NO CIRCUMSTANCES BE LIABLE FOR INJURY TO TENANT’S BUSINESS, FOR ANY LOSS OF INCOME OR PROFIT THEREFROM OR ANY INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

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10.                               Right of First Refusal. The Right of First Refusal covering Suite 300 of the Building as set forth in Section 6 of the Third Amendment, remains in full force and effect during the Term as extended by this Amendment, and may be exercised by Tenant during such extended Term in accordance with Section 6 of the Third Amendment.

11.                               Security Deposit. Upon execution of this Amendment, Tenant shall deposit the amount of $48,195.00 (the Security Deposit Increase) which shall be added to and become part of the Security Deposit currently held by Landlord under Section 5 of the Lease for a total Security Deposit of $134,901.57. The Security Deposit, as increased by the Security Deposit Increase, shall be held and applied by Landlord as provided in the Lease.

12.                               Contingency.

a.                                      Landlord acknowledges that in anticipation of the execution of this Amendment, Tenant is withholding payment of Base Rent and Operating Expenses for the months of May and June, 2009 (the Deferred Rent). Subject to the terms of this Paragraph 12, such failure to make Base Rent and Operating Expense payments is not a default under the Lease, and Landlord will not assess interest or a late charge as provided under the Lease.

b.                                      Tenant is currently negotiating a Venture Capital Agreement (the VC Agreement) with third parties. Tenant shall notify Landlord in writing on or before July 2, 2009 (the Notification Date) whether the VC Agreement was fully executed (the Tenant’s Notice). If Tenant fails to timely deliver the Tenant’s Notice on or prior to the Notification Date, Tenant shall be deemed to have executed the VC Agreement, and this Amendment shall remain in full force and effect. If Tenant delivers the Tenant’s Notice on or prior to the Notification Date advising Landlord that the VC Agreement was not fully executed on or before July 1, 2009, then (i) this Amendment shall automatically terminate without further action by Landlord or Tenant, (ii) within twenty (20) days of receipt of such Tenant’s Notice, Landlord will return the Security Deposit Increase to Tenant and (iii) within five (5) business days after the date of such Tenant’s Notice, Tenant shall pay the Deferred Rent. Failure to pay such Deferred Rent within such 5-business day period shall constitute a Default under the Lease.

13.                               Option to Extend. Tenant may extend the Term subject to all of the following conditions:

a.                                      If Tenant is not in default under the Lease at the time of the exercise of this option or at the commencement of the extended Term, Tenant may extend the Term for 2 extension terms of 5 years each (each, an Extension Term), commencing on the next day after the then-current Expiration Date, by giving Landlord an extension notice at least 9 months, but not more than 12 months, prior to the then-current Expiration Date (the Extension Notice Period).

b.                                      If Tenant gives a valid extension notice, then subject to this Section 13, the Term is extended for 5 years upon the same terms as in the Lease (as amended hereby), except that the Rent and other applicable terms adjust based on the Market Rate (defined and determined below), and Tenant has no further option to extend the Term after both options set forth in this Section 13 are exercised. If Tenant does not give an extension notice during the applicable Extension Notice

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Period, then this option expires automatically at the end of the applicable Extension Notice Period.

c.                                       Within 30 days after Landlord receives Tenant’s extension notice, Landlord shall deliver a notice to Tenant specifying the Market Rate (the Market Rate Notice). The term Market Rate means the minimum rent, refurbishment allowance, and other economic terms that a non-encumbered, non-equity tenant, having a credit standing substantially similar to that of Tenant as of the date of the Lease and requiring substantially the same space and terms as Tenant, would be able to obtain from a willing landlord comparable to Landlord, in arms-length negotiations for comparable space located within the Industrial Center and other comparable buildings in the Grand Prairie/Arlington markets, and leased at the time in question for a comparable period of time, as determined by Landlord in its reasonable discretion based upon current market conditions for comparable space located within the Industrial Center and other comparable buildings in the Grand Prairie/Arlington markets. In determining Market Rate, Landlord shall consider, among other things and in addition to base rent and refurbishment allowance: (i) Operating Expense treatment, (ii) rental abatement concessions, (iii) lease takeover payments, (iv) whether or not brokerage commissions are involved, and (v) other allowance, inducements, and concessions.

d.                                      Tenant shall notify Landlord within 15 days after the date of the Market Rate Notice whether it approves Landlord’s designation of Market Rate (the Response Notice), and if Tenant does not timely give a Response Notice, Tenant is deemed to approve the Market Rate specified in the Market Rate Notice. If Tenant gives a valid Response Notice that it disapproves of Landlord’s designation of Market Rate, then Landlord and Tenant shall negotiate in good faith for a period of 20 days after the date of the Response Notice to reach agreement on the Market Rate. If Landlord and Tenant do not reach agreement on the Market Rate within the 20-day period, then Tenant, as its sole remedy, may either (i) revoke its exercise notice by delivering a Revocation Notice (herein so called) to Landlord within 5 days after the end of the 20-day negotiation period (the Revocation Period), or (ii) deliver an Arbitration Notice (herein so called) to Landlord before the end of the Revocation Period, notifying Landlord of its election to submit the determination of Market Rate to arbitration, to be conducted by the American Arbitration Association office located in Dallas, Texas, in accordance with Section 13(e) below. If Tenant does not deliver a Revocation Notice or an Arbitration Notice before the end of the Revocation Period, then Tenant is deemed to have given a timely Revocation Notice.

e.                                       If Tenant gives a valid Arbitration Notice, then Landlord, or its designated representative, and Tenant shall each place in a separate sealed envelope their final proposal as to Market Rate (as to each party individually, Final Proposal) and shall meet with each other within 10 days after the last day of the Revocation Period (the Meeting Date). At the meeting, Landlord and Tenant shall exchange and then open the envelopes in each other’s presence. If Landlord and Tenant do not mutually agree upon the Market Rate within 5 days after the Meeting Date, then the Market Rate will be submitted to baseball-style arbitration, and within 15 days after the Meeting Date, Landlord and Tenant shall agree upon and jointly appoint a 3-member arbitration panel (the Panel) to conduct the arbitration. In appointing the Panel, Landlord and Tenant shall choose real

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estate professionals (excluding appraisers and attorneys) with knowledge of the Grand Prairie and Arlington markets for industrial space comparable to the Industrial Center. If Landlord and Tenant do not agree upon and appoint a 3-member Panel within 15 days after the Meeting Date, then within 5 days, Landlord and Tenant shall each appoint one panel member, and within 5 days thereafter, the two appointed members shall select the third. The determination of the Panel will be limited solely to the issue whether Landlord’s or Tenant’s Final Proposal is closer to the actual Market Rate for the Premises as determined by the Panel. The Panel may hold hearings and require briefs from Landlord and Tenant as the Panel, in its sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the Panel and the other party, within 5 days after the appointment thereof, any market data and additional information that the party deems relevant to the determination of Market Rate (MR Data), and the other party may submit a reply in writing within 5 days after receipt of such MR Data. The Panel shall, within 30 days after its appointment, notify Landlord and Tenant whether Landlord’s or Tenant’s Final Proposal is closer to the actual Market Rate for the Premises as determined by the Panel. The Panel’s decision is binding upon Landlord and Tenant. The cost of arbitration shall be paid by Landlord and Tenant equally, except that each party will be responsible for its own legal fees and costs of experts in connection with its presentation of information and evidence to the Panel.

f.                                        If the Term is extended under this Section 13, Landlord shall prepare, and Landlord and Tenant shall promptly execute and deliver, an amendment to the Lease to reflect the extension of the Term and, if applicable, the modification of the Premises.

g.                                       The Option to Extend contained in Section 8 of the First Amendment is hereby deleted in its entirety.

14.                               Brokerage; Mutual Indemnities.

a.                                      Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment other than CB Richard Ellis, Inc. and Jackson & Cooksey, Inc. (collectively, Brokers). Tenant shall indemnify, defend, and hold Landlord harmless against all costs, expenses, attorneys’ fees, or other liability for commissions or other compensation or charges claimed by any broker or agent other than Brokers claiming by, through, or under Tenant with respect to this Amendment.

b.                                      Landlord warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment other than Brokers. Landlord shall indemnify, defend, and hold Tenant harmless against all costs, expenses, attorneys’ fees, or other liability for commissions or other compensation or charges claimed by any broker or agent, including Brokers, claiming by, through or under Landlord with respect to this Amendment.

c.                                       Any brokerage commissions payable to Brokers are payable by Landlord pursuant to the terms of separate agreements between Landlord and Broker.

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15.                               No Offsets. Tenant hereby represents to Landlord that to the best of Tenant’s knowledge, as of the date of this Amendment, Tenant has no defenses to or offsets against the full and timely payment and performance of each and every covenant and obligation required to be performed by Tenant under the terms of the Lease, as amended hereby.

16.                               Conflicts. The terms of this Amendment prevail if there is a conflict with the terms of the Lease.

17.                               Headings. The headings or captions of the paragraphs in this Amendment are for convenience only and shall not act and shall not be implied to act to limit or expand the construction and intent of the contents of the respective paragraph.

18.                               Binding Effect. This Amendment is binding upon and shall inure to the benefit of the parties and their respective successors and assigns (but this reference to assigns shall not be deemed to act as a consent to an assignment by Tenant).

19.                               Ratification. The Lease, as amended and modified hereby, is ratified and confirmed by the parties as being in full force and effect.

[Remainder of page intentionally left blank.]

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EXECUTED as of the date first above written.

LANDLORD:

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA,
a New York corporation

	By:	/s/ Linda W. Vetterl
		Print Name:	Linda W. Vetterl
		As Its:	Director
Asset Management

TENANT:

NEOS THERAPEUTICS, LP,
a Texas limited partnership

	By:	PharmaFab Texas, LLC,
a Texas limited liability company,
its manager

		By:	/s/ Mark Tengler
		Name:	Mark Tengler
		Title:	President

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FIFTH AMENDMENT TO LEASE

This FIFTH AMENDMENT TO LEASE (this Amendment) is made and entered into as of April 5, 2010 (the Execution Date), by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation (Landlord), and NEOS THERAPEUTICS, LP, a Texas limited partnership, formerly known as PFAB LP (Tenant).

BACKGROUND:

A.                                    Walstib, L.P., a Delaware limited partnership (Walstib), and PharmaFab, Inc., a Texas corporation (PharmaFab), entered into that certain Commercial Lease Agreement dated on or about June 29, 1999, and having a Commencement Date as of October 25, 1999 (the Original Lease), regarding certain premises containing approximately 44,000 square feet in Suite 100 (the Original Premises) of Building B (the Building) in the industrial complex commonly known as 360 Riverside Business Center located at 2940 N. Highway 360 in the City of Grand Prairie, Tarrant County, Texas, as more particularly described in the Original Lease (the Industrial Center).

B.                                    Pursuant to that certain Assignment of Lease dated on or about June 29, 1999, to be effective as of July 1, 1999, PharmaFab assigned its right, title and interest in the Original Lease to PFAB LP, a Texas limited partnership (PLP).

C.                                    Walstib and PLP amended the Original Lease pursuant to that certain First Amendment to Lease dated effective as of September 1, 2002 (the First Amendment) pursuant to which (i) the Original Premises were expanded to include approximately 50,000 additional square feet in Suite 100 of Building A of the Industrial Center (the Building A Premises) and (ii) Bruce K. Montgomery was released from his Guaranty of Lease.

D.                                    Landlord succeeded to the interest of Walstib under the Lease.

E.                                     Landlord and PLP further amended the Original Lease on a short term basis pursuant to an Interim Amendment to Lease dated September 4, 2003 (the Second Amendment).

F.                                      Landlord and PLP further amended the Original Lease pursuant to that certain Third Amendment to Lease dated October 1, 2003 (the Third Amendment) pursuant to which (i) the Building A Premises were relocated to Suites 200 and 400 of the Building such that the definition of the premises (as defined in the Original Lease and as amended by the Third Amendment) consist of (1) approximately 77,112 square feet of space in Suites 100 and 200 of the Building (collectively, the Suite 100 Space) and (2) approximately 20,170 square feet of space in Suite 400 of the Building (the Suite 400 Space) (collectively, the Premises) and (ii) Darlene M. Ryan was released from her Guaranty of Lease.

G.                                    On June 22, 2007, Tenant changed its name to Neos Therapeutics, LP.

H.                                   Landlord and Tenant further amended the Original Lease pursuant to that certain Fourth Amendment to Lease effective as of May 1, 2009 (the Fourth Amendment), whereby the Term was extended for the Suite 100 Space. The Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment, is referred to herein as the Lease.

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I.                                        Landlord and Tenant desire to further amend the Lease to extend the Term of the Lease for the Suite 400 Space and modify certain provisions of the Lease as hereinafter set forth, but not otherwise.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.                                      Capitalized Terms. All capitalized terms which are not otherwise defined herein shall have the meaning set forth in the Lease, as amended hereby.

2.                                      Term. The Term for the Suite 400 Space is hereby extended to expire on December 31, 2019 (the Expiration Date). Therefore, in accordance with the Fourth Amendment and this Amendment, the Term for the entire Premises (consisting of the Suite 100 Space and the Suite 400 Space) expires on the Expiration Date.

3.                                      Base Rent. From March 1, 2010 (the “Effective Date”) through the Expiration Date, the Base Rent payable with respect to the Suite 400 Space only is as follows:

Period	Base Rent/SF	Monthly Base Rent

3/1/10-5/31/11	$8.00	$13,446.67
6/1/11-1/31/14	$10.05	$16,892.38
2/1/14-1/31/17	$10.55	$17,732.79
2/1/17-12/31/19	$11.05	$18,573.21

All other terms of the Lease regarding the payment of Base Rent remain unchanged. Tenant shall continue to pay all other amounts payable under the Lease; provided, however, Tenant’s Share shall be amended in accordance with Section 5 of this Amendment.

4.                                      Acceptance of Premises. Tenant accepts the Premises in their “AS-IS” condition and Landlord shall have no obligation to improve, repair, restore or refurbish the Premises except as otherwise specifically provided in this Amendment. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, except as otherwise expressly provided in this Amendment or the Lease, with respect to the Premises or any other portion of the Industrial Center including, without limitation, any representation or warranty with respect to the suitability or fitness of the Premises or any other portion of the Industrial Center for the conduct of Tenant’s business. Nothing in this Paragraph 4 shall negate or diminish Landlord’s repair or restoration obligations under the Lease, as amended.

5.                                      Operating Expenses. From the Effective Date through Expiration Date, Tenant’s Share of Operating Expenses is as follows:

(a)	Industrial Center	45.33%
(b)	Building	85.64%

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6.                                      Finish-Out of Premises. Landlord agrees to provide Tenant with a finish-out allowance of $500,000.00 for costs incurred in connection with renovations to the Premises. The Tenant Finish Work will be performed and the allowance applied in accordance with Attachment A attached to this Amendment.

7.                                      Permitted Use. Upon the Execution Date, Section 1.8 of the Lease is hereby deleted and the following substituted therefor:

“1.8                         Permitted Use: Manufacturing, storage and distribution of pharmaceutical products in compliance with all Applicable Requirements, including use of portions of the Premises as laboratory space for research and manufacturing purposes in connection with Tenant’s business.”

8.                                      Right of First Refusal. The Right of First Refusal covering Suite 300 of the Building, as set forth in Section 6 of the Third Amendment, (i) remains in full force and effect during the Term as extended by this Amendment, and (ii) may be exercised by Tenant during such extended Term in accordance with Section 6 of the Third Amendment.

9.                                      Option to Extend. The Option to Extend set forth in Section 13 of the Fourth Amendment (i) remains in full force and effect and (ii) shall include and be applicable to the entire Premises (including the Suite 400 Space).

10.                               Brokerage; Mutual Indemnities.

a.                                      Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment other than CB Richard Ellis, Inc. and Jackson & Cooksey, Inc. (collectively, the Brokers). Tenant shall indemnify, defend, and hold Landlord harmless against all costs, expenses, attorneys’ fees, or other liability for commissions or other compensation or charges claimed by any broker or agent other than Brokers claiming by, through, or under Tenant with respect to this Amendment.

b.                                      Landlord warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment other than Brokers. Landlord shall indemnify, defend, and hold Tenant harmless against all costs, expenses, attorneys’ fees, or other liability for commissions or other compensation or charges claimed by any broker or agent, including Brokers, claiming by, through or under Landlord with respect to this Amendment.

c.                                       Any brokerage commissions payable to Brokers are payable by Landlord pursuant to the terms of separate agreements between Landlord and Broker.

11.                               No Offsets. Tenant hereby represents to Landlord that to the best of Tenant’s knowledge, as of the date of this Amendment, Tenant has no defenses to or offsets against the full and timely payment and performance of each and every covenant and obligation required to be performed by Tenant under the terms of the Lease, as amended hereby.

12.                               Conflicts. The terms of this Amendment prevail if there is a conflict with the terms of the Lease.

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13.                               Headings. The headings or captions of the paragraphs in this Amendment are for convenience only and shall not act and shall not be implied to act to limit or expand the construction and intent of the contents of the respective paragraph.

14.                               Binding Effect. This Amendment is binding upon and shall inure to the benefit of the parties and their respective successors and assigns (but this reference to assigns shall not be deemed to act as a consent to an assignment by Tenant).

15.                               Ratification. The Lease, as amended and modified hereby, is ratified and confirmed by the parties as being in full force and effect.

[Remainder of page intentionally left blank.]

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EXECUTED as of the date first above written.

LANDLORD:

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA,
a New York corporation

	By:	/s/ Linda W. Vetterl
		Print Name:	LINDA W. VETTERL
		As Its:	DIRECTOR
ASSET MANGEMENT

TENANT:

NEOS THERAPEUTICS, LP,
a Texas limited partnership

	By:	PharmaFab Texas, LLC,
a Texas limited liability company,
its manager

		By:	/s/ Mark Tengler
		Name:	Mark Tengler
		Title:	Manager

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ATTACHMENT A

to Fifth Amendment to Lease by and between

Teachers Insurance and Annuity Association of America, as Landlord,

and

Neos Therapeutics, LP, as Tenant

TENANT FINISH WORK

A.                                    Plans and Specifications: Tenant shall submit to Landlord within thirty (30) days following the Execution Date initial plans and specifications (the “Initial Construction Documents”) for the remodeling of the Premises. The Initial Construction Documents must include, without limitation:

1.                                      General Notes Sheet

2.                                      Demolition Plan

3.                                      New Construction Plan with details of all new improvements

4.                                      Finishes Plan

5.                                      Electrical, Mechanical and Plumbing Plan

Within 15 days after receipt of the Initial Construction Documents, Landlord shall deliver to Tenant a notice either approving or disapproving them. Landlord shall not unreasonably withhold, condition or delay its approval of any plans, changes to such plans, designation of contractors or other matters related to the Tenant Finish Work; provided, if the Tenant Finish Work affects the structural portions of the Building or the Building systems, Landlord’s approval shall be in its commercially reasonable discretion. Any disapproval must specify in reasonable detail the reasons for the disapproval. If Tenant does not receive a notice from Landlord disapproving the Initial Construction Documents within the 15-day period, Landlord is deemed to approve the Initial Construction Documents. If Landlord disapproves the Initial Construction Documents, Tenant shall revise them to conform to Landlord’s reasonable objections and deliver copies of the revised Initial Construction Documents to Landlord.

The approved Initial Construction Documents are referred to as the “Construction Documents” and all work to be performed by Tenant pursuant to the Construction Documents is referred to as the “Tenant Finish Work”. Landlord’s approval of the Construction Documents is not a warranty that the Construction Documents comply with Applicable Requirements.

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B.                                    Tenant Finish Work. Tenant, at its cost and risk (subject to reimbursement of the Work Allowance by Landlord), shall construct or cause to be constructed the Tenant Finish Work in substantial accordance with the Construction Documents. Tenant shall solicit bids from three contractors approved by Landlord for performance of the Tenant Finish Work, and Tenant shall select one of the three contractors.

Tenant shall pay the Actual Cost (defined below) of all Tenant Finish Work subject to reimbursement by Landlord as specified below of a work allowance not to exceed a maximum of $500,000.00 (the “Work Allowance”).

The term “Actual Cost” means the cost of all labor and materials and all hard and soft costs relating to the Tenant Finish Work (including thirty-party, out-of-pocket costs incurred by Tenant in designing and constructing Tenant Finish Work [i.e. preparation and revisions of Tenant’s space plan, preparation and revisions of the Construction Documents and Initial Construction Documents, Tenant’s working drawings, space planning, interior architect, engineering, all construction and materials costs of Tenant’s contractor and all subcontractors, relocation, and cabling, and any and all other hard and soft costs incurred by Tenant in connection with the Tenant Finish Work]), together with the Building Service Fee of 5% of all hard costs of the Tenant Finish Work

Tenant shall allow Landlord access to the Premises at all times to inspect the Tenant Finish Work. Landlord has no obligation to inspect the Tenant Finish Work. No inspection by Landlord of the Tenant Finish Work is a warranty that the Tenant Finish Work complies with the Construction Documents or any Applicable Requirements.

The Work Allowance is available for Tenant’s use from the date of this Amendment through February 28, 2011, after which Tenant’s right to same will expire and be of no further force and effect.

C.                                    DISBURSEMENT OF WORK ALLOWANCE. Landlord shall pay to Tenant the Actual Cost of the Tenant Finish Work, up to the total Work Allowance, as follows:

1.                                      On or about the 15th of each month (each, a “Submittal Date”), Tenant shall deliver to Landlord the following (the “Payment Conditions”): (a) a request for reimbursement to Tenant of a specified portion of the Work Allowance (the “Disbursement”), showing the schedule, by trade, of the percentage of completion of the Tenant Finish Work, describing with specificity the portion of the Tenant Finish Work completed since the previous Submittal Date (the “Completed Work”) (the Completed Work shall be summarized on AIA form G-702 — Contractor’s Application for Payment, or its equivalent), and substantiating, to Landlord’s reasonable satisfaction, the amount of the Disbursement in relation to the Completed Work; (b) executed, unconditional, and recordable lien waivers and releases reasonably satisfactory to Landlord covering all of the Completed Work; (c) paid receipts for all items of the Completed Work in excess of $1,000; and (d) all other information reasonably required by Landlord, including copies of all operating manuals and service manuals that Tenant has received relating to the Tenant Finish Work, if any.

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2.                                      Within 30 days after each Submittal Date (each, a “Reimbursement Date”), if Tenant has fully complied with Paragraph C(1) above, Landlord shall pay Tenant the lesser of: (a) the applicable Disbursement, less a 10% retainage (all of which are collectively the “Retainage”) (except to the extent Tenant’s payments to its contractor, architect, engineer, etc., already reflect a 10% retainage), and (b) the balance of any remaining available portion of the Work Allowance (not including the Retainage). The final disbursement of the Work Allowance by Landlord (not including the Retainage) will be adjusted, if necessary, so that the total Retainage is 10% of the total available Work Allowance.

3.                                      Within five (5) business days after each Submittal Date, Landlord will give Tenant written notice of any missing or incomplete Payment Conditions, information or documentation reasonably required by Landlord in order to process Tenant’s reimbursement request. The applicable Reimbursement Date shall be automatically extended by the number of days beyond the five (5) business day notice period taken by Tenant to submit the missing or incomplete documentation. Further, upon Tenant’s written request, Landlord may omit payment for costs with incomplete documentation and make immediate payment on only that portion of the reimbursement request that the parties agree is complete, with the balance of such payment request to be paid along with Tenant’s next monthly reimbursement request, subject to Tenant’s submittal of all missing or incomplete documentation.

4.                                      Within 30 days after the completion of the Tenant Finish Work, if Tenant has fully complied with Paragraph C(1) above with respect to all of the Tenant Finish Work, Landlord shall pay the Retainage to Tenant.

5.                                      If Landlord fails to pay all or any portion of the Work Allowance to Tenant when due, and if Tenant has fully complied with this Paragraph C, then Tenant shall notify Landlord in writing of the failure (the “Delinquency Notice”), and Landlord shall have 30 days after it receives the Delinquency Notice to cure the failure. If Landlord does not cure the failure within that 30-day period, then Tenant may, at its option, pay all or any portion of the amounts due and offset those payments, plus interest at 6% per annum (but not to exceed the highest rate allowable under applicable law), against the next due installments of Base Rent.

D.                                    General.

1.                                      Any material changes to the Construction Documents must first be submitted to Landlord for review and approval prior to the work reflected in such amended Construction Documents being undertaken by Tenant.

2.                                      Workmanship and materials to be used in the Tenant Finish Work shall be of best quality. Any approval by Landlord of the Construction Documents shall not in any way constitute a representation or warranty of Landlord as to the adequacy or sufficiency of the Construction Documents; such approval shall merely be the consent of Landlord as may be required hereunder in connection with the Tenant Finish Work in accordance with the Construction Documents under the terms of the Lease.

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3.                                      Tenant shall perform the Tenant Finish Work consistent with Building Rules and Regulations, in a manner to minimize noise and other interference with tenants of the Industrial Center and shall remove all trash and debris from the Premises on a daily basis.

4.                                      Upon completion of the construction of Tenant Finish Work, Tenant shall promptly restore any area of the Industrial Center damaged as a result of Tenant’s construction of the Tenant Finish Work to the condition existing prior to the commencement of such construction.

5.                                      Any entry upon the Premises by Tenant and its agents and contractors shall be deemed to be under all of the terms, the covenants provisions and conditions of the Lease.

6.                                      All contractors, subcontractors, suppliers, service providers, moving companies and others (the “Service Providers”) performing work of any type for Tenant in the Industrial Center shall (i) carry the insurance listed below with companies acceptable to Landlord, and (ii) furnish certificates of insurance to Landlord evidencing required coverages at least 10 days prior to entry on the Industrial Center and annually thereafter:

a.                                      Commercial general liability insurance written on the most current form of ISO CG 00 01 (occurrence basis) or its equivalent, have a minimum each occurrence limit of $1,000,000, a minimum general aggregate limit of $2,000,000, and not exclude the Lease from the definition of “Insured Contract” under the contractual liability provisions;

b.                                      Workers’ compensation insurance complying with statutory requirements of the State of Texas and employers liability insurance in amounts not less than $500,000 bodily injury per accident/$500,000 disease each employee/$500,000 disease policy limit;

c.                                       Business automobile insurance for claims arising out of ownership, maintenance, or use of owned, non-owned, and hired motor vehicles at, upon, or away from the Industrial Center. The minimum limits must be $1,000,000 each occurrence; and

d.                                      Excess/umbrella liability insurance, applying on at least a “following form” (or primary) basis, in excess of commercial general liability, employers liability, and business automobile liability, with a minimum limit of $3,000,000 each occurrence and aggregate, where applicable.

Landlord, Landlord’s designated property management firm, and all Landlord Entities shall be named additional insureds on each of said policies (excluding the worker’s compensation policy) and said policies shall be issued by an insurance company or companies authorized to do business in the State and which have policyholder ratings not lower than “A-” and financial ratings not lower than “IX” in Best’s Insurance Guide (latest edition in effect as of the date of the Lease and subsequently in effect as of the date of renewal of the required policies). EACH OF SAID POLICIES SHALL ALSO INCLUDE A WAIVER OF

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SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF LANDLORD AND THE LANDLORD ENTITIES, AND AN ENDORSEMENT PROVIDING THAT LANDLORD SHALL RECEIVE THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF ANY CANCELLATION OF, NON-RENEWAL OF, REDUCTION OF COVERAGE OR MATERIAL CHANGE IN COVERAGE ON SAID POLICIES. In addition, all policies of the Service Providers shall be endorsed to be primary, with the policies of all Landlord Entities being excess, secondary and non-contributing. Each Service Provider hereby waives its right of recovery against any Landlord Indemnitee of any amounts paid by it or on its behalf to satisfy applicable worker’s compensation laws. The policies or duly executed certificates showing the material terms for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be deposited with Landlord on the date each Service Provider first enters the Industrial Center and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. If certificates are supplied rather than the policies themselves, each Service Provider shall allow Landlord, at all reasonable times, to inspect its policies of insurance required herein.

With respect to insurance coverages, except worker’s compensation, maintained hereunder by each Service Provider and insurance coverages separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by each Service Provider shall be primary insurance as such coverages apply to Landlord, and such insurance coverages separately maintained by Landlord shall be excess, and each Service Provider shall have its insurance policies so endorsed. The amount of liability insurance under insurance policies maintained by each Service Provider shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Each Service Provider shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies.

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SIXTH AMENDMENT TO LEASE

This Sixth Amendment to Lease (“Amendment”) is made effective as of August 14th, 2013, by and between RIVERSIDE BUSINESS GREEN, LP, a Delaware limited partnership (“Landlord”) and NEOS THERAPEUTICS, LP, a Texas limited partnership (“Tenant”), with reference to the following facts and circumstances.

A.                                            Landlord is the owner of that certain building located at 2940 N. Highway 360, Grand Prairie, Texas (the “Building”).

B.                                            Walstib, L.P., predecessor in interest to Landlord, and PharmaFab, Inc. predecessor in interest to Tenant, entered into a certain Commercial Lease Agreement dated June 29, 1999, as amended by that certain First Amendment to Lease dated September 1, 2002, that certain Interim Amendment to Lease dated September 4, 2003, that certain Third Amendment to Lease dated October 1, 2003, that certain Fourth Amendment to Lease dated May 1, 2009 and that certain Fifth Amendment to Lease dated April 5, 2010 (collectively, the “Lease”), for (i) certain premises containing approximately 77,112 rentable square feet located in Suites 100 and 200 of the Building (the “Suite 100 Space”) and certain premises containing approximately 20,170 rentable square feet located in Suite 400 f the Building (the “Suite 400 Space”). The Suite 100 Space and Suite 400 Space shall be known collectively herein as the “Premises”).

C.                                            Landlord and Tenant desire to amend the Lease upon terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing facts and circumstances, the mutual covenants and promises contained herein and after good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties, the parties do hereby agree to the following:

1.                                                            Definitions. Each capitalized term used in this Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

2.                                                            Term. The term of the Lease is hereby extended for the period commencing on January 1,2020, and ending on December 31, 2024 (the “Extended Term”).

3.                                                            Base Rent.

a.                                             During the Extended Term, monthly installments of Base Rent for the Suite 100 Space shall be as follows:

Months	Monthly Installment	Annual

January 1, 2020 — December 31, 2020	$64,260.00	$771,120.00

January 1, 2021 — December 31, 2021	$64,260.00	$771,120.00

January 1, 2022 — December 31, 2022	$67,473.00	$809,676.00

January 1, 2023 — December 31, 2023	$67,473.00	$809,676.00

January 1, 2024 — December 31, 2024	$70,686.00	$848,232.00

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b.                                      During the Extended Term, monthly installments of Base Rent for the Suite 400 Space shall be as follows:

Months	Monthly Installment	Annual

January 1, 2020 — December 31, 2020	$19,497.67	$233,972.00

January 1, 2021 — December 31, 2021	$19,497.67	$233,972.00

January 1, 2022 — December 31, 2022	$20,472.55	$245,670.60

January 1, 2023 — December 31, 2023	$20,472.55	$245,670.60

January 1, 2024 — December 31, 2024	$21,514.67	$258,176.00

Provided that Tenant has faithfully performed all of the terms and conditions of this Lease, Landlord agrees to abate Tenant’s obligation to pay Base Rent for months of August, September, October, November, and December of 2013 and January of 2014.

4.                                                    Landlord Work. Landlord shall, at Landlord’s expense, (i) add seven (7) speed bumps around the Building to be located in the area mutually and reasonably agreed upon by Landlord and Tenant and (ii) install a fence or comparable barrier on the north side of the Building, which shall be mutually and reasonably acceptable to Landlord and Tenant.

5.                                                    Option to Extend. The Option to Extend as set forth in Section 13 of that certain Fourth Amendment to Lease dated May 1, 2009, shall remain in full force during the Extended Term and effect and shall be applicable to the entire Premises.

6.                                                    Right of First Refusal. The Right of First Refusal covering Suite 300 of the Building, as set forth in Section 6 of that certain Third Amendment to Lease dated October 1, 2003 (the “Third Amendment”) (i) shall remain in full force and effect during the Term and the Extended Term, and (ii) may be exercised by Tenant during the Term or the Extended Term in accordance with Section 6 of the Third Amendment.

7.                                                    Assignment and Subletting: Effective as of the full execution of this Amendment, Section 12.1(b) of the Lease is hereby deleted and replaced with the following:

“(b) A change in control of Tenant shall constitute an assignment requiring Landlord’s consent. The transfer, on a cumulative basis of a majority of the voting or management control of Tenant shall constitute a change in control for this purpose. So long as such change in control does not result in a material decline in Tenant’s credit, in the event that Landlord fails to provide written consent to an assignment that arises from a change in control, Landlord’s sole remedy for such assignment shall be to provide Tenant with forty-eight (48) months prior written notice of termination of the Lease.”

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8.                                                    Confidentiality.

a.                                      Landlord acknowledges that Landlord has or may have access to and gain knowledge of confidential and proprietary information of Tenant and its Affiliates and business partners, including, but not limited to, business practices, discoveries, ideas, formulations, costs and pricing data, techniques, programs, marketing plans, strategies and tactics, research and development information, data relating to the approval, administration, use or experience relating to any product of Tenant or any of its Affiliates or business partners (whether marketed or in development), and financial and technical information, all of which information is considered confidential by Tenant (“Confidential Information”). For the purposes of this Lease, the term “Affiliates” shall mean all entities controlling, controlled by or under common control with Tenant. The term “control” shall mean the ability to vote fifty percent (50%) or more of the voting securities of an entity or otherwise having the ability to influence and direct the policies and direction of an entity. Landlord agrees that Landlord will not use or disclose Confidential Information for any reason other than to carry out the purpose of this Lease without the prior written consent of Tenant. Notwithstanding the foregoing, Landlord is expressly permitted to disclose tenant’s financial and other related information to Landlord’s Affiliates, agents, employees, lenders (both current and potential and any potential buyer of the Building. The foregoing restrictions on use and disclosure shall not apply to information which Landlord can prove was or became public knowledge through no fault of Landlord.

b.                                      Landlord may disclose Confidential Information (i) in response to a valid order of a court or any governmental agency or regulatory body or (ii) as otherwise required by law; provided that the Landlord promptly notifies Tenant of such pending order or requirement and lends Tenant all reasonable assistance, so that the Tenant may seek a protective order or other appropriate remedy; and provided further that in the event that no such protective order or other remedy is obtained, the Landlord will furnish only that portion of the Confidential Information which it is legally required to furnish in order to comply. Notwithstanding the foregoing, information required to be disclosed pursuant this Section 8(b) will continue to be considered Confidential Information for all other purposes.

9.                                                    Recover Reconciliation. Except for a $44,738.77 credit due Tenant for the 2012 Recovery Reconciliation as shown in more detail on Exhibit A, attached hereto, Tenant hereby represents to Landlord that, to the best of Tenant’s knowledge, as of the date of this Amendment, that Tenant has no defenses, offsets or counterclaims that could be asserted in an action by Landlord to enforce Landlord’s remedies under the Lease.

10.                                             No Defenses. Tenant affirms that, to the best of its knowledge, as of the date of execution of this Amendment: (a) no default or breach by Landlord exists under the Lease; (b) all tenant improvements to be constructed by Landlord prior to the date of this Amendment, if any, are complete and Tenant has accepted the Premises in “as is, where is” condition as of the date of this Amendment; and (c) Landlord has fully funded or Tenant has waived any unfunded tenant improvement allowances payable under the Lease.

11.                                             Broker. Tenant represents to Landlord that except for CB Richard Ellis, Inc. and Jackson and Cooksey (the “Brokers”), Tenant has not dealt with any real estate broker, salesperson or finder in

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connection with this Amendment, and no other such person initiated or participated in the negotiation of this Amendment or is entitled to any commission in connection herewith. Tenant hereby agrees to indemnify, defend and hold Landlord, its property manager and their respective employees harmless from and against any and all liabilities, claims, demands, actions, damages, costs and expenses (including attorneys fees) arising from either (a) a claim for a fee or commission made by any broker, other than the Brokers, claiming to have acted by or on behalf of Tenant in connection with this Amendment, or (b) a claim of, or right to lien under the statutes of the state in which the Premises are located relating to real estate broker liens with respect to any such broker retained by Tenant.

12.                                             Submission. Submission of this Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Amendment unless and until this Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Amendment to Landlord shall constitute an irrevocable offer by Tenant of the terms and conditions herein contained, which offer may not be revoked for ten (10) days after such delivery.

13.                                             Miscellaneous.

a.                                      Modification. A modification of any provision herein contained, or any other amendment to this Amendment, shall be effective only if the modification or amendment is in writing and signed by both Landlord and Tenant.

b.                                      Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

c.                                       Number and Gender. As used in this Amendment, the neuter includes masculine and feminine, and the singular includes the plural.

d.                                      Construction. Headings at the beginning of each Section and subsection are solely for the convenience of the parties and are not a part of this Amendment. Except as otherwise provided in this Amendment, all exhibits referred to herein are attached hereto and are incorporated herein by this reference. Unless otherwise indicated, all references herein to Articles, Section, subsections, paragraphs, subparagraphs or provisions are to those in this Amendment. Any reference to a paragraph or Section herein includes all subparagraphs or subsections thereof. In the event any portion of this Amendment shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Amendment, and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid, illegal or unenforceable portion had never been part of this Amendment.

e.                                       Integration of Other Agreements. This Amendment, the Lease and prior amendments set forth the entire agreement and understanding of the parties with respect to the matters set forth herein and supersedes all previous written or oral understandings, agreements, contracts, correspondence and documentation with respect thereto. Any oral representation or modifications concerning this Amendment shall be of no force or effect.

f.                                        Duplicate Originals; Counterparts. This Amendment may be executed in any number of duplicate originals, all of which shall be of equal legal force and effect. Additionally, this Amendment may be executed in counterparts, but shall become effective only after a counterpart hereof has been executed by each party; all said counterparts shall, when taken together, constitute the entire single agreement between parties.

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g.                                       No Waiver. No failure or delay of either party in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right. No waiver by any party hereto of any breach or default shall be considered to be a waiver of any other breach or default. The waiver of any condition shall not constitute a waiver of any breach or default with respect to any covenant, representation or warranty.

h.                                      Further Assurances. Landlord and Tenant each agree to execute any and all other documents and to take any further actions reasonably necessary to consummate the transactions contemplated hereby.

i.                                          No Third Party Beneficiaries. Except as otherwise provided herein, no person or entity shall be deemed to be a third party beneficiary hereof, and nothing in this Amendment, (either expressed or implied) is intended to confer upon any person or entity, other than Landlord and/or Tenant (and their respective nominees, successors and assigns), any rights, remedies, obligations or liabilities under or by reason of this Amendment.

j.                                         Full Force and Effect. The Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control.

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IN WITNESS WHEREOF, this Amendment is executed as of the day and year aforesaid.

LANDLORD:

RIVERSIDE BUSINESS GREEN, LP
a Delaware limited partnership

By:	/s/ Barry P. Marcus
Printed Name:	Barry P. Marcus
Title:	Senior Vice President
Date:	8/19/2013

TENANT:

NEOS THERAPEUTICS, LP
a Texas limited partnership

By:	/s/ Mark Tengler
Printed Name:	Mark Tengler
Title:	Co-President & CTO
Date:	8/14/2013

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Exhibit A

2012 Recovery Reconciliation

7

Tiaa Texas Industrial

PO Box 403383

Atlanta, GA 30384-3383

April 01, 2013

Mr. Mark Tengler

Neos Therapeutics LP

2940 N. Highway 360

Suite 100

Grand Prairie, TX 75050

USA

Re:             Riverside Business Center II, 2940 North Highway 360

Neos Therapeutics LP

Recovery Reconciliation for the period 01/12 - 12/12

Dear Mr. Tengler:

Please be advised that your account has been billed as shown below. This represents your share of the Recovery for Riverside Business Center II. The calculations for this amount are as follows:

Lease Area	97,282
Property Area	113,600	Lease Start	10/25/1999

Recovery	Expense	Base	Current	Your	Expense	Admin	Recovery	Total	Est.	Amount
Group	Pool	Amount	Expense	Share	Adj.	Fee	Charge	Billed	Adj.	Owed
Renewal
relax	usretax	0.00	138,605.17	118,695.32	0.00	0.00	118,695.32	139,212.00	0.00	(20,516.68)
opxn	usga	0.00	33,140.16	28,379.76	0.00	0.00	28,379.76	28,379.76	0.00	0.00
	usopexu	0.00	29,096.17	24,916.67	0.00	0.00	24,916.67	19,248.24	0.00	5,668.43
Ins	usins	0.00	3,456.94	2,960.37	0.00	0.00	2,960.37	6,816.00	0.00	(3,855.63)
opxn	usopexc	0.00	46,584.75	39,893.11	0.00	0.00	39,893.11	0.00	65,928.00	(26,034.89)
		0.00	250,883.19	214,845.23	0.00	0.00	214,845.23	193,656.00	65,928.00	(44,738.77)

								Total Due		(44,738.77)

As always we appreciate your business and prompt payments. If you have any questions regarding the calculations please contact me.

Sincerely,

Stacey Keeling

2100 McKinney Avenue

Suite 700

Dallas, TX 75201

USA

PH: (214) 979-5664

Lease Recovery Detail

Recovery Group - Expense Pool Code -Desc

ins - usins - Insurance

EOY	Base	Base		Management	Prorata	Gross Up	Denominator	Min	Custom	Recovery
Month	Year	Amount	Ceiling	Fee %	%	%	Type	Occupancy	Denominator	factor
12		0.00	0.00	0.00	85.64	0.00	Total	0.00	No	0.00

Recovery Group - Expense Pool Code -Desc

retax - usretax - Real EstateTax

EOY	Base	Base		Management	Prorata	Gross Up	Denominator	Min	Custom	Recovery
Month	Year	Amount	Ceiling	Fee %	%	%	Type	Occupancy	Denominator	factor
12		0.00	0.00	0.00	85.64	0.00	Total	0.00	No	0.00

Recovery Group - Expense Pool Code -Desc

opxn - usga - General and Adminstrative

EOY	Base	Base		Management	Prorata	Gross Up	Denominator	Min	Custom	Recovery
Month	Year	Amount	Ceiling	Fee %	%	%	Type	Occupancy	Denominator	factor
12		0.00	0.00	0.00	85.64	0.00	Total	0.00	No	0.00

Recovery Group - Expense Pool Code -Desc

opxn - usopexu - Operating Expenses-Uncontrol

EOY	Base	Base		Management	Prorata	Gross Up	Denominator	Min	Custom	Recovery
Month	Year	Amount	Ceiling	Fee %	%	%	Type	Occupancy	Denominator	factor
12		0.00	0.00	0.00	85.64	0.00	Total	0.00	No	0.00

Recovery Group - Expense Pool Code -Desc

opxn - usopexc - Operating Expenses-Control

EOY	Base	Base		Management	Prorata	Gross Up	Denominator	Min	Custom	Recovery
Month	Year	Amount	Ceiling	Fee %	%	%	Type	Occupancy	Denominator	factor
12		0.00	169,743.00	0.00	85.64	0.00	Total	0.00	No	0.00

Recovery Calculation Detail

Recovery Group -Expense Pool			Leased Area	% Share
retax - usretax			97,282.00	85.64

Expense	Base	Days	Expense	CAP	Mgmt	Exp. Share	Total	Expense	Total	Est.	Amount
Total	Amount	Occupied	Share	Adjustment	Fees	Adjustment	Charge	Per Area	Est. Billed	Adjustment	Due
138,605.17	0.00	366	118,695.32	0.00	0.00	0.00	118,695.32	1.22	139,212.00	0.00	(20,516.68)

Recovery Group -Expense Pool			Leased Area	% Share
Ins - usins			97,282.00	85.64

Expense	Base	Days	Expense	CAP	Mgmt	Exp. Share	Total	Expense	Total	Est.	Amount
Total	Amount	Occupied	Share	Adjustment	Fees	Adjustment	Charge	Per Area	Est. Billed	Adjustment	Due
3,456.94	0.00	366	2,960.37	0.00	0.00	0.00	2,960.37	0.03	6,816.00	0.00	(3,855.63)

Recovery Group -Expense Pool			Leased Area	% Share
opxn - usopexc			97,282.00	85.64

Expense	Base	Days	Expense	CAP	Mgmt	Exp. Share	Total	Expense	Total	Est.	Amount
Total	Amount	Occupied	Share	Adjustment	Fees	Adjustment	Charge	Per Area	Est. Billed	Adjustment	Due
46,584.75	0.00	366	39,893.11	0.00	0.00	0.00	39,893.11	0.41	0.00	65,928.00	(26,034.89)

Recovery Group -Expense Pool			Leased Area	% Share
opxn - usopexu			97,282.00	85.64

Expense	Base	Days	Expense	CAP	Mgmt	Exp. Share	Total	Expense	Total	Est.	Amount
Total	Amount	Occupied	Share	Adjustment	Fees	Adjustment	Charge	Per Area	Est. Billed	Adjustment	Due
29,096.17	0.00	366	24,916.67	0.00	0.00	0.00	24,916.67	0.26	19,248.24	0.00	5,668.43

Recovery Group -Expense Pool			Leased Area	% Share
opxn - usga			97,282.00	85.64

Expense	Base	Days	Expense	CAP	Mgmt	Exp. Share	Total	Expense	Total	Est.	Amount
Total	Amount	Occupied	Share	Adjustment	Fees	Adjustment	Charge	Per Area	Est. Billed	Adjustment	Due
33,140.16	0.00	366	28,379.76	0.00	0.00	0.00	28,379.76	0.29	28,379.76	0.00	0.00
			214,845.23				214,845.23		193,656.00	65,928.00	(44,738.77)

Expense Detail By Pool

Expense Pool	Description		Total Expense
General and Adminstrative
	Building Admin - Management Fees		33,140.16
	Total for General and Adminstrative		33,140.16

	Adjusted Total for General and Adminstrative

Insurance
	Insurance - Liability		(3,555.40)
	Insurance - All Risk		6,737.24
	Insurance - Boiler & Machinery		0.60
	Insurance - Umbrella		251.50
	Insurance - Terrorism		23.00
	Total for Insurance		3,456.94

	Adjusted Total for Insurance

	Operating Expenses (No Insurance)
	Electrical - R&M		2,954.24
	Building - Door/Key/Lock/Graphics		347.11
	Roof - R&M		1,834.00
	Parking Lot & Garage - R&M	-	8,340.67
	Building - Other Systems - R&M		6,915.01
	Grounds - Landscape & Grounds		23,208.77
	Grounds - Irrigation		545.04
	Grounds - Grounds Sweeping		454.68
	Utilities - Electricity		13,439.85
	Building Admin - Management Fees		33,140.16
	Total for Operating Expenses (No Insurance)		91,179.53

	Adjusted Total for Operating Expenses (No Insurance)

Operating Expenses-Control
	Electrical - R&M		2,450.55
	Building - Door/Key/Lock/Graphics Roof - R&M		2,050.00
	Parking Lot & Garage - R&M	-	3,336.27
	Building - Other Systems - R&M		6,915.01
	Grounds - Landscape & Grounds		27,365.57
	Grounds - Irrigation		4,012.67
	Grounds - Grounds Sweeping		454.68
	Total for Operating Expenses-Control		46,584.75

	Adjusted Total for Operating Expenses-Control

	Operating Expenses-Uncontrol
	Utilities - Water & Sewer		20,185.68
	Utilities - Electricity		8,910.49
	Total for Operating Expenses-Uncontrol		29,096.17

	Adjusted Total for Operating Expenses-Uncontrol

Real Estate Tax
	Taxes - Real Estate		137,848.67

Property Tax Consultants	756.50

Total for Real Estate Tax	138,605.17

Adjusted Total for Real Estate Tax

Total Expenses	342,062.72

Adjusted Total Expenses	250,883.19